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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-196795

Prospectus Supplement
(To prospectus dated August 28, 2014)

3,594,518 Shares

Common Stock

        The selling stockholder identified in this prospectus supplement is offering 3,594,518 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the shares of our common stock sold by the selling stockholder.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "SNAK." On September 11, 2014, the closing price of our common stock on the NASDAQ Global Select Market was $12.98 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$12.8500	$46,189,556
Underwriting discounts and commissions(1)	$0.7388	$2,655,630
Proceeds to the selling stockholder before expenses	$12.1112	$43,533,926

(1)
See "Underwriting" for additional information regarding underwriting compensation.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The selling stockholder has granted the underwriters an option for a period of 30 days to purchase up to an additional 539,177 shares. If the underwriters exercise the option in full, the total public offering price will be $53,117,981 and the total underwriting discounts and commissions will be $3,053,974.

        Delivery of the shares is expected to be made on or about September 17, 2014.

Sole Book-Running Manager
William Blair
Lead Manager		Co-Manager
Canaccord Genuity		Roth Capital Partners

The date of this prospectus supplement is September 11, 2014

Prospectus Supplement

Prospectus

        Unless we have indicated otherwise, references in this prospectus supplement to "Inventure," the "Company," "we," "us," "our" and similar terms refer to Inventure Foods, Inc. and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Neither we, the selling stockholder, nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

        These documents are also available, free of charge, through the Investors section of our website, which is located at www.inventurefoods.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

FORWARD LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that relate to future events or our future financial performance which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words "may," "will," "believe," "expect," "anticipate," "intend," "future," "plan," "estimate," "potential" and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and

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assumptions that could cause actual results to differ materially from those in the forward looking statements, including the factors described under "Risk Factors" beginning on page S-9 of this prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and include, among other things:

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  our acquisition strategy may not be successful or we may not be successful in integrating acquisitions;

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  changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation;

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  our operations and financial condition may be negatively impacted by general economic conditions or economic downturns;

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  we may not be successful in implementing our business strategy or expanding our business and, even if successful, may incur substantial costs;

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  we may require additional financing that may not be available on terms attractive to us and, even if financing is available, it may have dilutive and other adverse effects on our stockholders;

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  we are required to maintain certain ongoing financial covenants under our credit facility, and, if we fail to meet those covenants or otherwise default, our lender may accelerate the payment of such indebtedness;

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  we may incur losses and costs as a result of product recalls or liability claims;

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  concerns with the safety and quality of our food products and ingredients could negatively impact our brand image and profitability;

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  a significant portion of our revenues is derived from one product and one customer, the loss of which could have a material adverse effect on our business, financial condition and results of operation;

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  we depend on third party licenses to sell our T.G.I. Friday's® branded products, Jamba® branded products, Seattle's Best Coffee® branded products, Nathan's Famous® branded products, and Vidalia® branded products;

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  our business may be adversely affected by an oversupply of snack and frozen products at the wholesale and retail levels or seasonal fluctuations;

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  we may incur substantial costs to market our products and may not be able to successfully respond to shifting customer preferences;

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  the loss of certain key employees and the inability to successfully compete in our highly competitive industry could adversely affect our business;

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  the unavailability of purchased berries and vegetables at reasonable prices could adversely affect our operations;

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  we are subject to risks that affect the agricultural industry generally, including changes in weather conditions and natural disasters;

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  a disruption in the performance of our suppliers could have an adverse effect on our operations;

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  we do not own the patents for the technology we use to manufacture certain T.G.I. Friday's®, Boulder Canyon® and Tato Skins® brand products, as well as certain private label branded products;

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  we may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business;

S-iii

  •
  substantial sales of our common stock could depress the market price of our common stock;

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  as a result of this offering, third parties could obtain effective control over the Company;

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  our stock price has been, and may continue to be, volatile and decline regardless of our financial performance;

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  provisions in our organizational documents and Delaware law could impair a takeover attempt; and

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  if securities analysts do not publish research or reports about us, change their recommendations, or if we do not meet expectations, our stock price and trading volume could decline.

        These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Other unknown or unpredictable factors could also harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this prospectus supplement. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus supplement to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus by the foregoing cautionary statements.

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 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before deciding whether to invest in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed in the section entitled "Risk Factors" in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

        We are a leading marketer and manufacturer of healthy/natural and indulgent specialty snack food brands. Our products are marketed under a strong portfolio of brands, including T.G.I. Friday's®, Rader Farms®, Boulder Canyon®, Poore Brothers®, Willamette Valley Fruit Company™, Fresh Frozen™, Nathan's Famous®, Jamba®, Seattle's Best Coffee®, Bob's Texas Style®, Vidalia® and Tato Skins®. T.G.I. Friday's®, Jamba®, Nathan's Famous® and Vidalia® are licensed brand names. We complement our branded product retail sales with private label retail sales and co-packing agreements.

        We operate in two segments: frozen products and snack products. The frozen products segment produces frozen fruits, vegetables and beverages for sale primarily to groceries, club stores and mass merchandisers. All products sold under our frozen products segment are considered part of the healthy/natural food category. The snack products segment produces potato chips, kettle chips, potato crisps, potato skins, pellet snacks, sheeted dough products and extruded products for sale primarily to snack food distributors and retailers. The products sold under our snack products segment includes products considered part of the indulgent specialty snack food category, as well as products considered part of the healthy/natural food category.

        Our Company was formed in 1995 as a holding company to acquire a potato chip manufacturing and distribution business. Since our initial public offering in December 1996, we have significantly expanded our product offering organically and by completing six strategic acquisitions. Fiscal year 2013 was a record volume year with net revenues of $215.6 million, a 16.4% increase over the prior fiscal year, and Adjusted EBITDA of $18.0 million. During the six months ended June 28, 2014, we generated net revenues of $139.4 million and Adjusted EBITDA of $11.5 million. For a discussion of Adjusted EBITDA, including a reconciliation to net income, see the section below entitled "Summary Consolidated Financial Data."

Our Products

        Our products in the healthy/natural food category include Rader Farms® frozen berries, Boulder Canyon® Natural Foods brand kettle cooked potato chips, Willamette Valley Fruit Company™ frozen fruit and vegetables, Fresh Frozen™ frozen vegetables and fruit, Jamba® branded blend-and-serve smoothie kits under license from Jamba Juice Company ("Jamba Juice"), Seattle's Best Coffee® Frozen Coffee Blends branded blend-and-serve frozen coffee beverage under license from Seattle's Best Coffee, LLC and private label frozen fruit and healthy/natural snacks. Our healthy/natural line represented approximately 67% and 81% of our net revenues for fiscal year 2013 and the six months ended June 28, 2014, respectively.

        Our products in the indulgent specialty snack food category include T.G.I. Friday's® brand snacks under license from T.G.I. Friday's Inc. ("T.G.I. Friday's"), Nathan's Famous® brand snack products under license from Nathan's Famous Corporation, Vidalia® brand snack products under license from

Vidalia Brands, Inc., Poore Brothers® kettle cooked potato chips, Bob's Texas Style® kettle cooked chips, and Tato Skins® brand potato snacks. Our indulgent specialty snack food line represented approximately 33% and 19% of our net revenues for fiscal year 2013 and the six months ended June 28, 2014, respectively.

        During 2013 and 2014, we launched a number of new items under our existing brands. In 2013, in our frozen products segment, new products included Jamba® Green Fusion and Seattle's Best Coffee® Frozen Coffee Blends (Coffee Chiller, Mega Mocha, Creamy Caramel and Very Vanilla). We also added Rader Farms® Organic Blackberries, Organic Mangos and Raspberry to our product line. In our snack products segment, new items included Boulder Canyon® Natural Foods Sweet Potato Fries, Avocado Oil Sea Salt Kettle Chips, Olive Oil Sea Salt & Cracked Pepper Kettle Chips and Organic Sea Salt Kettle Chips, T.G.I. Friday's® Jalapeno Poppers and Extreme Heat Hot Fries, and Nathan's Famous® Bacon & Cheddar. We also launched Vidalia® Sweet Potato Fries and Sweet Onion Petal under our license agreement with Vidalia Brands, Inc. In 2014, in our frozen products segment, new products included Jamba® Orange Dream, Straw Wild Mexico, Blue Fusion, and Red Fusion. We also added Rader Farms® Plus Mixed Berry, Plus Straw/Blue, Summers Peak Blueberry, Fresh Start Morning Vitality, Fresh Start Daily Power and Fresh Start Sunrise Refresh to our product line. In our snack products segment, new items included Boulder Canyon® Natural Foods Asiago Cheese Protein Chip, Chocolate Protein Chip, Chocolate Arise Cereal, and Yogurt Arise Cereal, T.G.I. Friday's® Bacon Ranch, and Nathan's Famous® Bacon & Cheddar. We also launched Vidalia® Sweet Onion BBQ Kettle, Sweet Onion Kettle, and Zesty Ranch Sweet Onion Petal under our license agreement with Vidalia Brands, Inc. We expect to continue brand investments to drive continued sales and earnings growth in the long term.

Competitive Strengths

        We believe the following competitive strengths differentiate us from our competitors and contribute to our continued success:

        Consistent organic growth in revenue, earnings and stock price.    We have been able to demonstrate consistent net revenues, earnings, and stock price growth driven by our unique healthy/natural and indulgent specialty food brands, operational excellence, and strong leadership team. Between fiscal years 2009 and 2013, we have grown each of net revenues and earnings per share at a compounded annual growth rate of 16%. For the six month period ended June 28, 2014 compared to the prior year period, we have increased net revenues and earnings per share by 36% and 54%, respectively. In addition, for the five year period ended August 22, 2014, our stock price has increased by 323%.

        Innovative marketer of healthy/natural and indulgent specialty food brands with state-of-the-art facilities.    We focus on product innovation and constantly strive to identify and develop new products that work with our existing brand portfolio. We are continually creating and evaluating new flavors, products and packaging. In the last three years, we have introduced over 145 new products. We believe that expanding our product portfolio will enable us to take advantage of consumers' desire for frozen fruits, frozen vegetables and snack food products.

        We believe that our advanced manufacturing capabilities allow us to offer high quality and innovative products. We are an early adopter of new technologies and techniques, and intend to develop new technology to fuel growth in our licensed brands. This allows us to improve the quality of our existing products, introduce new products, enhance margins and meet diverse customer needs.

        Strong portfolio of national brands making us the food licensee of choice for new market entries.    Our portfolio of brands has been recognized by consumers since 1996 and is associated with high-quality, healthy and indulgent products. We believe that our focus on selling branded products allows us to generate greater consumer loyalty for our products, and in turn enables us to obtain higher prices.

Further, we believe our platform is attractive for national brands that are seeking a licensee in order to expand, complement and diversify existing offerings.

        Diversified product portfolio and distribution channels of branded and private label fruit and snacks.    Our broad portfolio of healthy/natural and indulgent specialty products include the following brands: Boulder Canyon®, Fresh Frozen™, Rader Farms, Poore Brothers®, Willamette Valley Fruit Company™, T.G.I. Friday's®, Vidalia® brands, Nathan's Famous®, Seattle's Best Coffee®, and Jamba®. These brands are complimented by our premium private label products sold to blue chip retailers across the United States which offer additional sell-through opportunities for our branded products. Our products are sold in a variety of channels, including grocery, natural, mass merchandisers, drug, club, value, vending, food service, and convenience stores and are distributed through Company-owned and satellite warehouses, direct store delivery, distribution centers and other facilities.

        Successful track record of acquiring and integrating businesses.    We have recently completed several strategic acquisitions, including Radar Farms, Inc. ("Radar Farms"), a grower and harvester of berries, in May 2007; Willamette Valley Fruit Company, LLC ("Willamette Valley Fruit Company"), a berry processing provider, in May 2013; and Fresh Frozen Foods, LLC ("Fresh Frozen Foods"), a packager and marketer of frozen vegetables, in November 2013. We have a well-defined strategy for identifying, evaluating and integrating acquisitions that we believe differentiates us from many of our competitors. We believe that our proven acquisition capabilities will allow us to participate successfully in the ongoing consolidation trend among healthy/natural and indulgent specialty food product manufacturers.

        Seasoned management team with backgrounds at global consumer packaged goods companies.    The top four members of our management team and four recent additions to our Board of Directors have on average over twenty-five years of experience in the global consumer packaged goods industry. The senior management team has a demonstrated track record of delivering strong net revenues, profitability, and stock price growth. They are recognized leaders in their respective areas of expertise, as well as highly trained and educated professionals. Their collective experience with leading consumer packaged goods organizations has enabled us to deliver strong performance.

Strategy

        We intend to grow our business profitably through the following strategic initiatives:

        Develop, Acquire or License Innovative Healthy/Natural and Indulgent Specialty Snack Food Brands. A significant element of our business strategy is to develop, acquire or license new innovative healthy/natural and indulgent specialty snack food brands that provide a strategic fit with our existing business and that have strong national brand recognition in order to expand, complement and diversify our existing business.

        Broaden Distribution of Existing Brands.    We plan to increase distribution and the market share of our existing branded products through selected trade activity in various existing or new markets and channels. Marketing efforts may include, among other things, trade advertising and promotional programs with distributors and retailers, in-store advertisements, in-store displays and limited consumer advertising, public relations and coupon programs. We believe growth opportunities exist to increase distribution of our Boulder Canyon®, Fresh Frozen™ and Radar Farms products in grocery stores, our Boulder Canyon® and Radar Farms products in club stores, and our Boulder Canyon® products in natural, mass merchandise, drug and convenience stores.

        Broaden Distribution of Private Label.    We plan to increase distribution of our private label products to existing and new customers. This will help leverage our infrastructure and capacity and is expected to improve profit margins as there are no related advertising and promotional costs. Our manufacturing and distribution of private label products enhances our ability to partner with key retailers.

        Develop New Products for Existing Brands.    We plan to continue our innovation activities to identify and develop (i) new line extensions for our brands, such as new flavors or products, and (ii) new food segments in which to expand the presence of our brands.

        Leverage Infrastructure and Capacity.    Our Bluffton, Indiana, Goodyear, Arizona, Lynden, Washington, Salem, Oregon, Jefferson, Georgia, and Thomasville, Georgia facilities operated at approximately 60%, 90%, 70%, 33%, 75% and 65% of their respective manufacturing capacities as of August 2014. We intend to continue to expand our branded product lines, as well as secure new manufacturing opportunities in private label and co-packing arrangements. In addition, we plan to continue capital investment in our plants and improve operating efficiencies.

        Pursue Selective Licenses and Acquisitions.    We continue to evaluate acquisition opportunities where we can use our competencies in operations, sales, marketing and distribution in order to drive revenue and profit growth.

        Improve Profit Margins.    We plan to increase our profit margins through increased long-term revenue growth, improved operating efficiencies, higher margin new products and high-growth product categories. For example, we believe the following margin improvement initiatives are important elements of our strategy: rationalization of unprofitable customer accounts, improved product mix and channel flow, expanded sales growth, improved operating efficiencies and leverage and higher margin new product introductions. We believe that improved profit margins are possible with the achievement of the business strategies discussed above.

Recent Developments

        During the third and fourth quarters of fiscal 2014 we anticipate a margin shift in our frozen berry business in comparison to the prior year. Historically, we have processed our higher margin Rader Farms grown berries in the third quarter. In the second and third quarters of 2014 we had the opportunity to purchase frozen raspberries at 2013 contracted prices, which are lower than the current market price. Based on our first in, first out inventory methodology, we will be using the lower margin purchased frozen berries in the third quarter and our higher margin Rader Farms grown berries in the fourth quarter. As a result, we expect a shift in earnings of approximately $0.06 per diluted share from the third quarter to the fourth quarter of 2014. We expect to report financial results for the third quarter of 2014 at the end of October or early November. For fiscal 2015, we expect high single-digit growth in net sales and, given our plan for continued significant investment in our business and our brands, we expect EBITDA margins to be in the high single-digits.

Corporate Information

        We were incorporated in Delaware in 1995. Our principal executive offices are located at 5415 East High Street, Suite 350, Phoenix, Arizona 85054, and our telephone number is (623) 932-6200. Our website address is www.inventurefoods.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and should not be considered to be part of this prospectus supplement or the accompanying prospectus, and potential investors should not rely on such information in making a decision to purchase our common stock in this offering.

 THE OFFERING

        The following is a brief summary of the terms of the offering. For a more complete description of our common stock, see "Description of Capital Stock" beginning on page 6 of the accompanying prospectus.

Issuer	Inventure Foods, Inc.
Common stock to be offered by the selling stockholder	3,594,518 shares (or 4,133,695 shares if the underwriters exercise their option to purchase additional shares in full).
Common stock to be outstanding immediately after this offering	19,531,994 shares
Option to purchase additional shares	The selling stockholder has granted an option to the underwriters to purchase up to an additional 539,177 shares of common stock within 30 days of the date of this prospectus supplement.
Use of proceeds	We will not receive any proceeds from the shares sold by the selling stockholder. See "Use of Proceeds."
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-9 of this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Select Market symbol	"SNAK"

        The number of shares of our common stock to be outstanding after this offering is based upon 19,531,994 shares outstanding as of August 28, 2014. This number does not include, as of such date:

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  806,252 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $5.11 per share;

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  144,748 shares of common stock issuable upon the vesting of restricted stock units having a weighted average grant date fair value of $13.21 per share; or

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  1,000,950 shares of common stock available for future issuance under our Amended and Restated 2005 Equity Incentive Plan.

 SUMMARY CONSOLIDATED FINANCIAL DATA

        The following table sets forth a summary of our historical financial data as of the dates and for each of the periods indicated. Some of the information in the table is derived from financial statements that are incorporated by reference into this prospectus supplement. Such information includes historical financial data as of and for the years ended December 29, 2012 and December 28, 2013 and for the year ended December 31, 2011, which is derived from our audited financial statements, and as of June 28, 2014 and for the six months ended June 29, 2013 and June 28, 2014, which is derived from our unaudited financial statements. Some of the information in the table is derived from financial statements that are not incorporated by reference into this prospectus supplement. Such information includes historical financial data as of December 31, 2011, which is derived from our audited financial statements, and as of June 29, 2013, which is derived from our unaudited financial statements. The historical results presented below are not necessarily indicative of results that can be expected for any future period and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing in our Annual Reports on Form 10-K and Quarterly Reports on 10-Q for the periods indicated and our audited and unaudited financial statements incorporated by reference herein. See the sections entitled "Where You Can Find Additional Information."

	Fiscal Year Ended			Six Months Ended
	December 31, 2011	December 29, 2012	December 28, 2013	June 29, 2013	June 28, 2014
				(unaudited)
	(in thousands, except per share data)
Statement of Operations
Net revenues	$162,232	$185,179	$215,580	$102,214	$139,361
Cost of revenues	132,098	148,287	176,694	84,253	114,342
Operating expenses
Selling, general and administrative expenses	24,924	25,548	28,036	13,846	17,422

Operating income	5,210	11,344	10,850	4,115	7,597
Non-operating (income) expense:
Gain on sale of DSD business	—	(1,101)	—	—	—
Interest expense, net	885	764	872	391	1,254

Income before taxes	4,325	11,681	9,978	3,724	6,343
Income tax provision	1,508	4,232	3,360	1,261	2,274

Net income	$2,817	$7,449	$6,618	$2,463	$4,069

Earnings per common share:
Basic	$0.16	$0.40	$0.34	$0.13	$0.21

Diluted	$0.15	$0.38	$0.33	$0.13	$0.20

Weighted average number of common shares:
Basic	18,110	18,821	19,360	19,257	19,453

Diluted	19,199	19,574	19,789	19,698	19,942

Balance Sheet Date (at period end)
Cash and cash equivalents	$665	$419	$910	$426	$878
Total current assets	50,382	47,390	69,592	51,747	75,486
Total assets	97,975	95,894	170,091	113,684	181,163
Total current liabilities	27,448	22,239	35,611	28,618	37,739
Total liabilities	56,365	44,795	110,938	59,409	116,924
Total stockholders' equity	$41,610	$51,099	$59,153	$54,275	$64,239

Certain Non-GAAP Financial Measures and Reconciliations to Their GAAP Equivalent

        The Company is providing the below financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or other performance measures derived in accordance with GAAP.

        The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the years ended December 31, 2011, December 29, 2012 and December 28, 2013 and the six months ended June 29, 2013 and June 28, 2014.

	Fiscal Year Ended			Six Months Ended
	December 31, 2011	December 29, 2012	December 28, 2013	June 29, 2013	June 28, 2014
				(unaudited)
Net income	$2,817	$7,449	$6,618	$2,463	$4,069
Interest expense, net	885	764	872	391	1,254
Income tax provision	1,508	4,232	3,360	1,261	2,274
Depreciation	4,601	4,678	5,445	2,544	3,321
Amortization of intangible assets	68	23	288	5	602

EBITDA	$9,879	$17,146	$16,583	$6,664	$11,520
Gain on sale of DSD business	—	(1,101)	—	—	—
Acquisition-related transaction costs	—	—	1,427	—	—

Adjusted EBITDA	$9,879	$16,045	$18,010	$6,664	$11,520

        Adjusted EBITDA represents EBITDA as adjusted to exclude the gain on the sale of our direct-store-delivery business in the fourth quarter of 2012 and adjusted for acquisition-related transaction costs, which include outside fees and expenses, and to ignore the effect of what we consider transactions or events not related to our core business to arrive at Adjusted EBITDA. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include EBITDA and Adjusted EBITDA to provide transparency to investors and to assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Neither EBITDA nor Adjusted EBITDA is a measurement of our financial performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. Further, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below before making a decision about investing in our securities. The risks and uncertainties discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

We expect some of our future growth to be derived in part from acquisitions, but our acquisition strategy may not be successful, or we may not be successful integrating acquisitions.

        An element of our business strategy is the pursuit of selected strategic acquisition opportunities for the purpose of expanding, complementing and/or diversifying our business. We may not be able to identify, finance and complete successful acquisitions on acceptable terms. Any future acquisitions could divert management's attention from our daily operations and otherwise require additional management, operational and financial resources. Moreover, we may not be able to successfully integrate acquired companies or their management teams into our operating structure, retain management teams of acquired companies on a long-term basis, or operate acquired companies profitably. Acquisitions may also involve a number of other risks, including adverse short-term effects on our operating results, dependence on retaining key personnel and customers, and risks associated with unanticipated liabilities or contingencies.

Changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation.

        The conduct of our businesses, including the production, storage, distribution, sale, display, advertising, marketing, labeling, health and safety practices, transportation and use of many of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to laws and regulations administered by government entities and agencies outside the United States in markets in which our products are made, manufactured or sold. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of a variety of factors, including political, economic or social events. Such changes may include changes in: food and drug laws; laws related to product labeling, advertising and marketing practices; laws regarding the import or export of our products or ingredients used in our products; laws and programs restricting the sale and advertising of certain of our products; laws and programs aimed at reducing, restricting or eliminating ingredients present in certain of our products; laws and programs aimed at discouraging the consumption or altering the package or portion size of certain of our products; increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of ingredients in, or attributes of, certain of our products; state consumer protection laws; taxation requirements, including the imposition or proposed imposition of new or increased taxes or other limitations on the sale of our products; competition laws; anti-corruption laws; employment laws; privacy laws; laws regulating the price we may charge for our products; and environmental laws. New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, including taxes or other limitations on the sale of our products, ingredients contained in our products or commodities used in the production of our products, may alter the environment in which we do business and, therefore, may impact our results or increase our costs or liabilities.

Our operations and financial conditions may be impacted by general economic conditions and an economic downturn.

        Recessionary pressures from an overall decline in U.S. economic activity could adversely impact our results of operations. Economic uncertainty may reduce consumer spending and could result in increased pressure from competitors or customers to reduce the prices of our products and/or limit our ability to increase or maintain prices, which could lower revenues and profitability. Instability in the financial markets may impact our ability or increase the cost to enter into new credit agreements in the future. Additionally, it may weaken the ability of customers, suppliers, distributors, banks, insurance companies and other business partners to perform in the normal course of business, which could expose us to losses or disrupt supply of inputs used to conduct our business. If one or more key business partners fail to perform as expected or contracted, our operating results could be negatively impacted.

We may incur significant future expenses in connection with the implementation of our business strategy.

        We strive to achieve our long-term vision of being a leading marketer and manufacturer of healthy/natural and indulgent specialty snack food brands. Our efforts are subject to the substantial risks, expenses and difficulties frequently encountered in the implementation of a business strategy. If we are unsuccessful in developing, acquiring and/or licensing new brands, and increasing distribution and sales volume of our existing products, our operating results could be negatively impacted. Even if we are successful, this business strategy may require us to incur substantial additional expenses, including advertising and promotional costs, "slotting" expenses (i.e., the cost of obtaining shelf or freezer space in certain grocery stores), and integration costs of any future acquisitions. We also may be unsuccessful at integrating any future acquisitions.

We may not be able to obtain the additional financing we need to implement our business strategy.

        A significant element of our business strategy is the development, acquisition and/or licensing of innovative specialty food brands, for the purpose of expanding, complementing and/or diversifying our business. In connection with our previous acquisitions, we borrowed funds or assumed additional indebtedness in order to satisfy a substantial portion of the consideration required to be paid by us. We may, in the future, require additional third-party financing (debt or equity) as a result of any future operating losses, in connection with the expansion of our business through non-acquisition means, in connection with any additional acquisitions completed by us, or to provide working capital for general corporate purposes. Third-party financing may not be available when required or, if available, may not be on terms attractive to us. Any third-party financing obtained by us may result in dilution of the equity interests of our stockholders.

We are required to maintain certain ongoing financial covenants under our credit facility, and if we fail to meet those covenants or otherwise suffer a default thereunder, our lender may accelerate the payment of such indebtedness.

        At June 28, 2014, we had outstanding indebtedness in the aggregate principal amount of $78.4 million.

        Our credit agreement (the "Credit Agreement") with a syndicate of lenders led by U.S. Bank National Association ("U.S. Bank") is secured by substantially all of our assets. Our obligations under the Credit Agreement are guaranteed by our subsidiaries. We are required to comply with certain financial covenants pursuant to the Credit Agreement so long as borrowings from U.S. Bank remain outstanding. Should we be in default under any of such covenants, U.S. Bank shall have the right, upon written notice and after the expiration of any applicable period during which such default may be cured, to demand immediate payment of all of the then unpaid principal and accrued but unpaid interest under the Credit Agreement.

        As we execute our business strategy, we may not be able to remain in compliance with our financial covenants. Any acceleration of the borrowings under the Credit Agreement prior to the applicable maturity dates could have a material adverse effect upon our business, financial condition and results of operations. See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources in our Annual Report on Form 10-K/A for the year ended December 28, 2013.

We may incur losses and costs as a result of any product recalls we are required to make or product liability claims that may be brought against us.

        We may need to recall some of our products if they become adulterated or if they are mislabeled. We may also be liable if the consumption of any of our products causes injury. Such injury could result from tampering by unauthorized third parties; product contamination (such as listeria, e-coli, and salmonella) or spoilage; the presence of foreign objects, substances, chemicals, and other agents; residues introduced during the growing, storage, handling or transportation phases; or improperly formulated products. A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory and lost sales due to the unavailability of product for a period of time. We could also suffer losses from a significant product liability judgment against us. The product liability and product recall insurance maintained by us may not be adequate to cover any loss or exposure for product liability, and such insurance may not continue to be available on terms acceptable to us. Any product liability claim not fully covered by insurance, as well as any adverse publicity resulting from a product liability claim or product recall, could have a material adverse effect on our operating results, and could also result in adverse publicity, damage to our reputation and a loss of consumer confidence in our products. In addition, our results could be adversely affected if consumers lose confidence in the safety and quality of our products, ingredients or packaging, even in the absence of a recall or a product liability case.

Concerns with the safety and quality of our food products or ingredients could negatively impact our brand image and profitability.

        Our success depends on our ability to maintain consumer confidence in the safety and quality of our products or ingredients. Our success also depends on our ability to maintain the brand image of our existing products, build up brand image for new products and brand extensions, and maintain our corporate reputation. We cannot assure you, however, that our commitment to product safety and quality and our continuing investment in advertising and marketing will have the desired impact on our products' brand image and on consumer preferences. Product safety or quality issues, actual or perceived, or allegations of product contamination, even when false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. Allegations of product safety or quality issues or contamination, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected production was distributed. Such issues or recalls could negatively affect our profitability and brand image.

A significant portion of our revenues are derived from one product and one customer.

        For the year ended December 28, 2013, 27% of our net revenues were attributable to Rader Farms®/Kirkland® co-branded frozen berry product sales to Costco. Overall, Costco accounted for 35% of our 2013 net revenues. Taking into account our Willamette Valley Fruit Company and Fresh Frozen Foods acquisitions, Costco accounted for 27% of consolidated 2013 pro forma net revenues (see Note 2 to our consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K/A for the year ended December 28, 2013). A decision by any major customer to cease or substantially reduce its purchases, or a decrease in the popularity of frozen berries during any year, could have a material adverse effect on our operating results, and such decision by Costco would have a material adverse effect on our business, financial condition and results of operations.

We depend on a license agreement for the right to sell our T.G.I. Friday's® brand.

        For the year ended December 28, 2013, 18% of our net revenues were attributable to the T.G.I. Friday's® brand products, which are manufactured and sold by us under our license agreement with T.G.I. Friday's that expires in December 2019. The license agreement imposes certain requirements and conditions on us (including, without limitation, minimum sales targets). Our failure to comply with these requirements and conditions could result in the early termination of the license agreement by T.G.I. Friday's. If we are unsuccessful in negotiating an extension of this license agreement, or the license agreement is not renewed at the expiration of its term or is terminated prior thereto, our business, financial condition and results of operations would be materially and adversely affected.

Our business may be adversely affected by oversupply of snack and frozen products at the wholesale and retail levels and seasonal fluctuations.

        Profitability in the food product industry is subject to oversupply of certain snack and frozen products at the wholesale and retail levels, which can result in our products going out of date before they are sold. The snack and frozen products industry is also seasonal. Consumers tend to purchase our snack products at higher levels during the major summer holidays and also at times surrounding the major sporting events throughout the year. Our industrial berry business at Willamette Valley Fruit Company is generally slower during the first quarter of the year. Additionally, we may face seasonal price increases for raw materials. Such seasonal costs could materially and adversely affect our operating results in any given quarter.

We may incur substantial costs in order to market our products.

        Successful marketing of our products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets. Frequently, food manufacturers and distributors such as us, incur additional costs in order to obtain additional shelf space. Whether or not we incur such costs in a particular market is dependent upon a number of factors, including demand for our products, relative availability of shelf space and general competitive conditions. We may incur significant shelf space or other promotional costs as a necessary condition of entering into competition or maintaining market share in particular markets or stores. If incurred, such costs may have a material adverse effect on our operating results.

We may not be able to respond successfully to shifting consumer preferences.

        Consumer preferences evolve over time and are extremely difficult to predict. Our success depends in part on our ability to timely respond to current market trends and anticipate changing consumer tastes and dietary habits and to develop and license new products that appeal to such preferences, including concerns of consumers regarding health and wellness, obesity, product attributes, and ingredients. Introduction of new products and product extensions requires significant development and marketing investment. If our products fail to meet consumer preferences, or we fail to introduce new and improved products on a timely basis, then the return on that investment will be less than anticipated and our strategy to grow sales and profits with investments in marketing and innovation will be less successful. Similarly, demand for our products could be affected by increased attention to nutritional values, such as the sodium, fat, protein, or calorie content of different products, or concerns regarding the health effects of specific ingredients, such as gluten, soybeans, nuts, and oils. If consumer demand for our products declines, our sales volumes and our business could be negatively affected.

The loss of certain key employees could adversely affect our business.

        Our success is dependent in large part upon the abilities of our executive officers, including Terry McDaniel, Chief Executive Officer, and Steve Weinberger, Chief Financial Officer. Our business strategy will challenge our executive officers, and the inability of such officers to perform their duties or our inability to attract and retain other highly qualified personnel could have a material adverse effect upon our operating results.

We may not be able to successfully implement our strategy to expand our business internationally.

        We plan to expand sales to Canadian customers and are exploring other international market opportunities for our brands. Such expansion may require significant management attention and financial resources and may not produce desired levels of revenue. International business is subject to inherent risks, including longer accounts receivable collection cycles, difficulties in managing operations across disparate geographical areas, difficulties enforcing agreements and intellectual property rights, fluctuations in local economic, market and political conditions, compliance requirements with U.S. and foreign export regulations, potential adverse tax consequences and currency exchange rate fluctuations.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or breach of security of that technology could harm our ability to effectively operate our business.

        We rely on information systems across our operations, including for management, sales, and order processing. Our ability to effectively manage our business and coordinate the sales and delivery of our products depends significantly on the reliability and capacity of these systems. Like other companies, our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. The failure of these systems to operate effectively, problems with transitioning to upgraded or replacement systems, a material network breach in the security of these systems as a result of cyber-attack, or any other failure to maintain a continuous and secure cyber network could result in substantial harm or inconvenience to us or our customers. This could include the theft of our intellectual property or trade secrets, or the improper use of personal information or other "identity theft." Each of these situations or data privacy breaches may cause delays in customer service, reduce efficiency in our operations, require significant capital investments to remediate the problem, or result in negative publicity that could harm our reputation and results.

Risks Related to the Frozen Products Segment

Farming is subject to numerous inherent risks including changes in weather conditions or natural disasters that can have an adverse impact on crop production and materially affect our results of operations.

        We are subject to the risks that generally relate to the agricultural industry. Adverse changes in weather conditions and natural disasters, such as windstorms, floods, earthquakes, droughts, extreme temperatures or pestilence, may affect the crop quality and size. In extreme cases, entire harvests may be lost in some geographic areas. These factors can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition. Fresh berries and vegetables are also vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Moreover, there can be no assurance that available technologies to control such infestations will continue to be effective. These infestations can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition. Our competitors may be affected differently by such weather conditions and natural disasters depending on the location of their supplies or operations.

Unavailability of purchased berries and vegetables, at reasonable prices, could adversely affect operations.

        Our manufacturing costs are subject to fluctuations in certain commodity prices. Berries and vegetables are not readily available year-round. Therefore, we use the individually quick frozen ("IQF") technique to freeze the berries and vegetables harvested for use during the year to meet processing demands. In addition to freezing our own home-grown berries, we also purchase a substantial amount of berries from outside suppliers to meet customer demands. We are dependent on our suppliers to provide us with an adequate supply of vegetables and berries on a timely basis. The failure of certain suppliers to meet our performance specifications, quality standards or delivery schedules could have a material adverse effect on our operating results. To the extent that certain types of berries or vegetables become scarce, substantially increase in price, or become unavailable or unavailable on commercially attractive terms, our operating results could be materially and adversely affected.

Risks Related to the Snack Product Segment

We may not be able to compete successfully in the highly competitive snack food industry.

        The market for snack foods, such as those sold by us, is large and intensely competitive. Competitive factors in the snack food industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. We compete in that market principally on the basis of product taste and quality.

        The snack food industry is dominated by large food companies, including Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., The Kellogg Company, ConAgra Foods, Inc., Diamond Foods, Inc., General Mills, Inc., Snyder's-Lance, Inc. and others which have substantially greater financial and other resources than us and sell brands that are more widely recognized than our products. Numerous other companies that are actual or potential competitors of ours, many with greater financial and other resources (including more employees and more extensive facilities) than us, offer products similar to ours. In addition, many of our competitors offer a wider range of products than that offered by us. Local or regional markets often have significant smaller competitors, many of whom offer products similar to ours. With the expansion of our operations into new markets, we have and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by us in our existing markets. In addition, such competitors may challenge our position in our existing markets.

A disruption in the performance of our suppliers could have an adverse effect on our operations.

        Our manufacturing costs are subject to fluctuations in the prices of potatoes, potato flakes, potato starch, corn and oil, as well as other ingredients used in our products. Potatoes, potato flakes, potato starch and corn are widely available year-round, and we use a variety of oils in the production of our products. Nonetheless, we are dependent on our suppliers to provide us with products and ingredients at an adequate level and on a timely basis. The failure of certain suppliers to meet our performance specifications, quality standards or delivery schedules could have a material adverse effect on our operating results. Changing suppliers can require long lead times. The failure of our suppliers to meet our needs could occur for many reasons, including fires, natural disasters, weather, manufacturing problems, disease, crop failure, strikes, transportation interruption, government regulation, political instability and terrorism. A failure of supply could also occur due to suppliers' financial difficulties, including bankruptcy. Any significant interruption to supply or cost increase could substantially harm our business and financial performance. To the extent that product ingredients become scarce, substantially increase in price, or become unavailable or unavailable on commercially attractive terms, our operating results could be materially and adversely affected. From time to time, we may lock in prices for raw materials, such as oils, as we deem appropriate, and such strategies may result in us paying prices for raw materials that are above market at the time of purchase.

We do not own the patents for the technology we use to manufacture certain T.G.I. Friday's®, Boulder Canyon® and Tato Skins® brand products, as well as certain private label branded products.

        We license technology from a third party in connection with the manufacture of certain T.G.I. Friday's®, Boulder Canyon® and Tato Skins® brand products, as well as certain private label branded products, and have a royalty-bearing, exclusive right license to use the technology necessary to produce these products in the United States, Canada, and Mexico until such time as the parties mutually agree to terminate the agreement. Even though the patents for this technology expired in December 2006, in consideration for the use of this technology, we are required to make royalty payments to the third party on sales of products manufactured utilizing the technology until such termination date. Since these patents have expired, we no longer have exclusive rights to this technology and, as a result, may face additional competition that could adversely affect our revenues. Moreover, our competitors, some of which may have significantly greater resources than us, may utilize different technology in the manufacture of products that are similar to those we currently manufacture, or that we may manufacture in the future. The entry of any such products into the marketplace could have a material adverse effect on our sales of certain T.G.I. Friday's®, Boulder Canyon® and Tato Skins® brand products, certain private label branded products, as well as any such future products.

We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business.

        Our ability to compete effectively depends in part upon our ability to protect our rights to trademarks, copyrights and other intellectual property we own or license. Our use of contractual provisions, confidentiality procedures and agreements, and trademark, copyright, unfair competition, trade secret and other laws to protect our intellectual property and other proprietary rights may not be adequate. Litigation may be necessary to enforce our intellectual property rights and protect our proprietary information, or to defend against claims by third parties that our services or our use of intellectual property infringe their intellectual property rights. Any litigation or claims brought by or against us could result in substantial costs and diversion of our resources. A successful claim of trademark, copyright or other intellectual property infringement against us could prevent us from providing services, which could harm our business, financial condition or results of operations. In addition, a breakdown in our internal policies and procedures may lead to an unintentional disclosure of our proprietary, confidential or material non-public information, which could in turn harm our business, financial condition or results of operations.

Risks Related to the Offering and Our Common Stock

Substantial sales of our common stock by our stockholders could depress the market price of our common stock regardless of our operating results.

        Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and impair our ability to raise capital through offerings of our common stock. As of August 28, 2014, we had 19,531,994 shares of our common stock outstanding. In addition, as of August 28, 2014, there were outstanding options to purchase 806,252 shares of our common stock and 144,748 shares of common stock issuable upon the vesting of restricted stock units. Substantially all of our outstanding common stock is eligible for sale, subject to Rule 144 volume limitations for holders affected by such limitations, as are shares of our common stock issuable under vested and exercisable options. If our existing stockholders sell a large number of shares of our common stock or the public market perceives that existing stockholders might sell our common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

        In connection with this offering, we, the selling stockholder and all of our directors and executive officers have entered into lock-up agreements pursuant to which we and they have agreed not to sell any common stock for 90 days after the date of this prospectus supplement without the written consent of the underwriters, subject to certain exceptions. See "Underwriting." However, the underwriters may release these securities from these restrictions at any time without notice to the public. We cannot predict what effect, if any, market sales of securities held by our stockholders or the availability of these securities for future sale will have on the market price of our common stock.

Our stock price has been, and may continue to be, volatile, and may decline regardless of our financial performance.

        The market price of our common stock has fluctuated and may continue to fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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  actual or anticipated fluctuations in our financial results;

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  announcements relating to our industry or to our own business or prospects;

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  the failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates or ratings by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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  changes in operating performance and stock market valuations of other public companies generally, or those in our industry in particular;

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  price and volume fluctuations in the overall stock market, including as a result of trends in the global economy;

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  our ability or inability to raise additional capital and the terms on which we raise it;

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  future sales of common stock or the perception that sales could occur;

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  failure of suppliers to meet expectations;

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  the unavailability of berries or vegetables at attractive prices;

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  any major change in our board of directors or management;

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  developments relating to litigation, governmental investigation, the legal and regulatory environment, product recalls or changes in competitive conditions; and

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  other events or factors, including those resulting from war, incidents of terrorism, changes in weather conditions or natural disasters, or responses to these events.

        In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies' stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against such a company. If securities class action litigation is instituted against us, it could result in substantial costs and a diversion of our management's attention and resources and could materially adversely affect our operating results.

Anti-takeover provisions contained in our amended certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

        Our amended certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that could have the effect of delaying, preventing or rendering more difficult an acquisition of us if such acquisition is deemed undesirable by our board of directors, including provisions that:

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  authorize "blank check" preferred stock, which could be issued by the board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

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  restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock; and

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  limit the ability of our stockholders to call special meetings.

        These provisions, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management. Any provision of our amended certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, if they change their recommendations regarding our stock adversely, or if our operating or financial results do not meet expectations, our stock price and trading volume could decline.

        The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets. In addition, if our operating or financial results do not meet analysts' expectations, our stock price or trading volume could decline. Any of these factors could cause you to lose part or all of you investment in our common stock.

We do not expect to declare any dividends in the foreseeable future.

        We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. In addition, certain debt agreements of ours limit our ability to declare and pay cash dividends, and any future financing agreements may prohibit us from paying any type of dividends. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

A significant amount of our common stock is controlled by the selling stockholder, and as a result of this offering, third parties could obtain effective control of us. The interests of these parties may conflict with those of other stockholders.

        As of August 28, 2014, the selling stockholder beneficially owned 21.2% of our outstanding shares. As a result of this offering, pursuant to which the selling stockholder is proposing to sell a majority of its shares of our common stock, one or more parties could obtain effective control of the Company. Such parties may then be able to exercise significant influence over the Company and certain matters requiring approval of its stockholders, including the approval of significant corporate transactions, such as a merger or other sale of the Company or its assets. This could limit the ability of other stockholders of the Company to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control of the Company.

USE OF PROCEEDS

        The selling stockholder is selling all of the shares of our common stock being sold in this offering, including any shares that may be sold in connection with the exercise of the underwriters' overallotment option. See "Selling Stockholder." We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

 SELECTED FINANCIAL DATA

        The following table sets forth certain of our historical financial data as of the dates and for each of the periods indicated. Some of the information in the table is derived from financial statements that are incorporated by reference into this prospectus supplement. Such information includes historical financial data as of and for the years ended December 29, 2012 and December 28, 2013 and for the year ended December 31, 2011, which is derived from our audited financial statements, and as of June 28, 2014 and for the six months ended June 29, 2013 and June 28, 2014, which is derived from our unaudited financial statements. Other information in the table is derived from financial statements that are not incorporated by reference into this prospectus supplement. Such information includes historical financial data as of December 26, 2009, December 25, 2010, and December 31, 2011 and for the years ended December 26, 2009 and December 25, 2010, which is derived from our audited financial statements, and as of June 29, 2013, which is derived from our unaudited financial statements. The historical results presented below are not necessarily indicative of results that can be expected for any future period and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing in our Annual Reports on Form 10-K and Quarterly Reports on 10-Q for the periods indicated and our audited and unaudited financial statements incorporated by reference herein. See the sections entitled "Where You Can Find Additional Information."

	Fiscal Year Ended
	December 26, 2009	December 25, 2010	December 31, 2011	December 29, 2012	December 28, 2013
	(in thousands)
Statement of Operations
Net revenues	$121,011	$133,987	$162,232	$185,179	$215,580
Cost of Revenues	97,189	104,953	132,098	148,287	176,694
Operating expenses
Selling, general and administrative expenses	16,746	21,680	24,924	25,548	28,036

Operating income	7,076	7,354	5,210	11,344	10,850
Non-operating (income) expense:
Gain on sale of DSD business	—	—	—	(1,101)	—
Interest expense, net	879	878	885	764	872

Income before taxes	6,197	6,476	4,325	11,681	9,978
Income tax provision	2,416	2,008	1,508	4,232	3,360
Net income	$3,781	$4,468	$2,817	$7,449	$6,618

Balance Sheet Date (at period end)
Cash and cash equivalents	$1,103	$981	$665	$419	$910
Total current assets	31,130	36,416	50,382	47,390	69,592
Total assets	69,835	78,821	97,975	95,894	170,091
Total current liabilities	13,270	15,852	27,448	22,239	35,611
Total liabilities	36,928	41,031	56,365	44,795	110,938
Total stockholders' equity	$32,907	$37,790	$41,610	$51,099	$59,153

Certain Non-GAAP Financial Measures and Reconciliations to Their GAAP Equivalent

        The Company is providing the below financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or other performance measures derived in accordance with GAAP.

        The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the years ended December 26, 2009, December 25, 2010, December 31, 2011, December 29, 2012 and December 28, 2013.

	Fiscal Year Ended
	December 26, 2009	December 25, 2010	December 31, 2011	December 29, 2012	December 28, 2013
	(in thousands)
Net income	$3,782	$4,469	$2,817	$7,449	$6,618
Interest expense, net	879	877	885	764	872
Income tax provision	2,416	2,008	1,508	4,232	3,360
Depreciation	3,414	3,862	4,601	4,678	5,445
Amortization of intangible assets	$62	$62	$68	$23	$288
Trademark impairment	—	640	—	—	—

EBITDA	10,553	11,918	9,879	17,146	16,583
Gain on sale of DSD business	—	—	—	(1,101)	—
Acquisition-related transaction costs	—	—	—	—	1,427
Adjusted EBITDA	$10,553	$11,918	$9,879	$16,045	$18,010

        Adjusted EBITDA represents EBITDA as adjusted to exclude the gain on the sale of our direct-store-delivery business in the fourth quarter of 2012 and adjusted for acquisition-related transaction costs, which include outside fees and expenses, and to ignore the effect of what we consider transactions or events not related to our core business to arrive at Adjusted EBITDA. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include EBITDA and Adjusted EBITDA to provide transparency to investors and to assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Neither EBITDA nor Adjusted EBITDA is a measurement of our financial performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. Further, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Six Months Ended
	June 29, 2013	June 28, 2014
	(in thousands) (unaudited)
Statement of Operations
Net revenues	$102,214	$139,361
Cost of revenues	84,253	114,342
Operating expenses
Selling, general and administrative expenses	13,846	17,422

Operating income	4,115	7,597
None-operating (income) expense:
Gain on sale of DSD business	—	—
Interest expense, net	391	1,254

Income before taxes	3,724	6,343
Income tax provision	1,261	2,274
Net income	$2,463	$4,069

Balance Sheet Date (at period end)
Cash and cash equivalents	$426	$878
Total current assets	51,747	75,486
Total assets	113,684	181,163
Total current liabilities	28,618	37,739
Total liabilities	59,409	116,924
Total stockholders' equity	$54,275	$64,239

Non-GAAP Financial Measure and Reconciliations to Its GAAP Equivalents

        The Company is providing the below financial measure that is not defined under generally accepted accounting principles in the United States, or GAAP, which is earnings before interest, taxes, depreciation and amortization, or EBITDA. EBITDA is not a measure of our financial performance under GAAP and should not be considered in isolation or as an alternative to net earnings or other performance measures derived in accordance with GAAP.

        The following table reflects the reconciliation of EBITDA to net income calculated in accordance with GAAP for the six months ended June 29, 2013 and June 28, 2014.

	Six Months Ended
	June 29, 2013	June 28, 2014
	(in thousands) (unaudited)
Net income	$2,463	$4,069
Interest expense, net	391	1,254
Income tax provision	1,261	2,274
Depreciation	2,544	3,321
Amortization of intangible assets	5	602

EBITDA	6,664	11,520

        We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and it provides an overall evaluation of our financial condition. We include EBITDA to provide transparency to investors and to assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In evaluating EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. EBITDA is not a measurement of our financial performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. Further, EBITDA may not be comparable to similarly titled measures used by other companies.

BUSINESS

  Overview

        We are a leading marketer and manufacturer of healthy/natural and indulgent specialty snack food brands. Our products are marketed under a strong portfolio of brands, including T.G.I. Friday's®, Rader Farms®, Boulder Canyon®, Poore Brothers®, Willamette Valley Fruit Company™, Fresh Frozen™, Nathan's Famous®, Jamba®, Seattle's Best Coffee®, Bob's Texas Style®, Vidalia® and Tato Skins®. T.G.I. Friday's®, Jamba®, Nathan's Famous® and Vidalia® are licensed brand names. We complement our branded product retail sales with private label retail sales and co-packing agreements.

        We operate in two segments: frozen products and snack products. The frozen products segment produces frozen fruits, vegetables and beverages for sale primarily to groceries, club stores and mass merchandisers. All products sold under our frozen products segment are considered part of the healthy/natural food category. The snack products segment produces potato chips, kettle chips, potato crisps, potato skins, pellet snacks, sheeted dough products and extruded products for sale primarily to snack food distributors and retailers. The products sold under our snack products segment includes products considered part of the indulgent specialty snack food category, as well as products considered part of the healthy/natural food category.

        Our Company was formed in 1995 as a holding company to acquire a potato chip manufacturing and distribution business. Since our initial public offering in December 1996, we have significantly expanded our product offering organically and by completing six strategic acquisitions.

        We have experienced strong net revenues and profit growth over the past few years. Fiscal year 2013 was a record volume year with net revenues of $215.6 million, a 16.4% increase over the prior fiscal year, and Adjusted EBITDA of $18.0 million. During the six months ended June 28, 2014, we generated net revenues of $139.4 million and Adjusted EBITDA of $11.5 million. For a discussion of Adjusted EBITDA, including a reconciliation to net income, see the section above entitled "Selected Financial Data."

  Segments

        We operate in two segments: frozen products and snack products. The frozen products segment produces frozen fruits, vegetables and beverages for sale primarily to groceries, club stores and mass merchandisers. All products sold under our frozen products segment are considered part of the healthy/natural food category. The snack products segment produces potato chips, kettle chips, potato crisps, potato skins, pellet snacks, sheeted dough products and extruded products for sale primarily to snack food distributors and retailers. The products sold under our snack products segment includes products considered part of the indulgent specialty snack food category, as well as products considered part of the healthy/natural food category.

  Products

        In our healthy/natural food category, products include Rader Farms® frozen berries, Boulder Canyon® Natural Foods brand kettle cooked potato chips, Willamette Valley Fruit CompanyTM frozen fruit and vegetables, Fresh FrozenTM frozen vegetables and fruit, Jamba® branded blend-and-serve smoothie kits under license from Jamba Juice Company, Seattle's Best Coffee® Frozen Coffee Blends branded blend-and-serve frozen coffee beverage under license from Seattle's Best Coffee, LLC and private label frozen fruit and healthy/natural snacks. Our Boulder Canyon® Natural Foods branded products have received increased investment support as we believe Boulder Canyon® is a highly extendable brand that can be leveraged into adjacent product categories. Net revenues of our Boulder Canyon® products increased 50% in the first half of 2014 compared to the prior year, while 2013 net revenues were up 23.5%. For the six months ended June 28, 2014, our healthy/natural foods represented 81% of net sales.

        In our indulgent specialty snack food category, products include T.G.I. Friday's® brand snacks under license from T.G.I. Friday's, Nathan's Famous® brand snack products under license from Nathan's Famous Corporation, Vidalia® brand snack products under license from Vidalia Brands, Inc., Poore Brothers® kettle cooked potato chips, Bob's Texas Style® kettle cooked chips, and Tato Skins® brand potato snacks. For the six months ended June 28, 2014, our indulgent specialty snack foods represented 19% of net sales.

        During 2013 and 2014, we launched a number of new items under our existing brands. In 2013, in our frozen products segment, new products included Jamba® Green Fusion and Seattle's Best Coffee® Frozen Coffee Blends (Coffee Chiller, Mega Mocha, Creamy Caramel and Very Vanilla). We also added Rader Farms® Organic Blackberries, Organic Mangos and Raspberry to our product line. In our snack products segment, new items included Boulder Canyon® Natural Foods Sweet Potato Fries, Avocado Oil Sea Salt Kettle Chips, Olive Oil Sea Salt & Cracked Pepper Kettle Chips and Organic Sea Salt Kettle Chips, T.G.I. Friday's® Jalapeno Poppers and Extreme Heat Hot Fries, and Nathan's Famous® Bacon & Cheddar. We also launched Vidalia® Sweet Potato Fries and Sweet Onion Petal under our license agreement with Vidalia Brands, Inc. In 2014, in our frozen products segment, new products included Jamba® Orange Dream, Straw Wild Mexico, Blue Fusion, and Red Fusion. We also added Rader Farms® Plus Mixed Berry, Plus Straw/Blue, Summers Peak Blueberry, Fresh Start Morning Vitality, Fresh Start Daily Power and Fresh Start Sunrise Refresh to our product line. In our snack products segment, new items included Boulder Canyon® Natural Foods Asiago Cheese Protein Chip, Chocolate Protein Chip, Chocolate Arise Cereal, and Yogurt Arise Cereal, T.G.I. Friday's® Bacon Ranch, and Nathan's Famous® Bacon & Cheddar. We also launched Vidalia® Sweet Onion BBQ Kettle, Sweet Onion Kettle, and Zesty Ranch Sweet Onion Petal under our license agreement with Vidalia Brands, Inc.

  Our History

        The Company was formed in 1995 as a holding company to acquire a potato chip manufacturing and distribution business that was founded by Donald and James Poore in 1986. In December 1996, we completed an initial public offering of our common stock. In November 1998, we acquired the business and certain assets, including the Bob's Texas Style® potato chip brand, of Tejas Snacks, L.P., a Texas-based potato chip manufacturer. In October 1999, we acquired Wabash Foods, LLC ("Wabash"), including the Tato Skins®, O'Boisies® and Pizzarias® trademarks and the Bluffton, Indiana manufacturing operation, and assumed all of Wabash's liabilities. In June 2000, we acquired Boulder Natural Foods, Inc., including the Boulder Canyon® brand of totally natural potato chips. In May 2006, we changed our name from Poore Brothers, Inc. to The Inventure Group, Inc. In May 2007, we acquired a farming operation and berry processing facility in Lynden, Washington from Rader Farms. In May 2010, we changed our name from The Inventure Group, Inc. to Inventure Foods, Inc. In May 2013, we acquired the berry processing business of Willamette Valley Fruit Company, including the Willamette Valley Fruit CompanyTM frozen fruit and vegetable products. In November 2013, we acquired Fresh Frozen Foods, including the Fresh FrozenTM frozen vegetable and fruit products.

        We believe our acquisition of Willamette Valley Fruit Company (i) provides us with (a) additional freezing and packaging capabilities, (b) an expanded geographic footprint, and (c) direct access to Oregon berry farmers; (ii) helped us meet growing consumer demand for frozen fruit; (iii) is accretive to earnings; and (iv) with the addition of two new IQF tunnels, will allow us to (a) freeze more fruit leading to increased margin opportunities and (b) be more opportunistic acquirers of inputs like frozen fruits.

        Fresh Frozen Foods is a full-service processor and supplier of approximately 60 varieties of frozen vegetables and fruits, with year-round freezing operations in the Southeast and increases our ability to freeze blueberries and other fruits. We expect Fresh Frozen Foods to be accretive to earnings in 2014 as we believe we have begun to capitalize on synergy opportunities in sales, operations and logistics.

  Our Industry

        We operate primarily in the U.S. food products industry, which includes the healthy/natural and indulgent specialty snack food categories. We believe there is a trend in the U.S. towards healthy eating, as reflected by the following:

  •
  U.S. sales of natural and organic foods and beverages are projected to exceed $78 billion by 2015;

  •
  for the 52 weeks ended August 10, 2014, the Frozen vegetables category was approximately $4.4 billion;

  •
  for the 52 weeks ended August 10, 2014, the natural snack, frozen fruit and frozen vegetable categories grew by 12%, 14.7% and 2.5%, respectively;

  •
  for the twelve weeks ended August 10, 2014, the Information Resources, Inc. ("IRI") Frozen Vegetable Category, increased by 2.0%, and, during this period, the market share of our Fresh FrozenTM frozen vegetable products of the IRI Frozen Vegetable Category increased by 22.3%;

  •
  for the twelve weeks ended August 10, 2014, the IRI Potato Chip Category, increased 1.5% while the market share of our Boulder Canyon® Natural Foods branded potato chips' of the IRI Potato Chip Category increased by 18.1%;

  •
  for the twelve weeks ended August 10, 2014, the SPINS Potato Chip Category, a gauge of the natural potato chip market in the U.S., increased 16.3% while the market share of our Boulder Canyon® Natural Foods branded potato chips' of the SPINS Potato Chip Category increased by 70.0%;

  •
  for the year ended December 28, 2013, sales of our healthy/natural private label products increased 5.2%; and

  •
  for the six months ended June 28, 2014, sales of our healthy/natural private label products increased 27.8%.

        For the twelve weeks ended August 10, 2014, our Jamba® and Seattle's Best Coffee® branded products' combined market share of the frozen beverage category was 54%, according to IRI Data for Total US Food.

  Competitive Strengths

        We believe the following competitive strengths differentiate us from our competitors and contribute to our continued success:

        Consistent organic growth in revenue, earnings and stock price.    We have been able to demonstrate consistent net revenues, earnings, and stock price growth driven by our unique healthy/natural and indulgent specialty food brands, operational excellence, and strong leadership team. Between fiscal years 2009 and 2013, we have grown each of net revenues and earnings per share at a compounded annual growth rate of 16%. For the six month period ended June 28, 2014 compared to the prior year period, we have increased net revenues and earnings per share by 36% and 54%, respectively. In addition, for the five year period ended August 22, 2014, our stock price has increased by 323%.

        Innovative marketer of healthy/natural and indulgent specialty food brands with state-of-the-art facilities.    We focus on product innovation and constantly strive to identify and develop new products that work with our existing brand portfolio. We are continually creating and evaluating new flavors, products and packaging. In the last three years, we have introduced over 145 new products. We believe that expanding our product portfolio will enable us to take advantage of consumers' desire for frozen fruits, frozen vegetables and snack food products.

        We believe that our advanced manufacturing capabilities allow us to offer high quality and innovative products. We are an early adopter of new technologies and techniques, and intend to develop new technology to fuel growth in our licensed brands. This allows us to improve the quality of our existing products, introduce new products, enhance margins and meet diverse customer needs.

        Strong portfolio of national brands making us the food licensee of choice for new market entries.    Our portfolio of brands has been recognized by consumers since 1996 and is associated with high-quality, healthy and indulgent products. We believe that our focus on selling branded products allows us to generate greater consumer loyalty for our products, and in turn enables us to obtain higher prices. Further, we believe our platform is attractive for national brands that are seeking a licensee in order to expand, complement and diversify existing offerings.

        Diversified product portfolio and distribution channels of branded and private label fruit and snacks.    Our broad portfolio of healthy/natural and indulgent specialty products include the following brands: Boulder Canyon®, Fresh Frozen™, Rader Farms, Poore Brothers®, Willamette Valley Fruit Company™, T.G.I. Friday's®, Vidalia® brands, Nathan's Famous®, Seattle's Best Coffee®, and Jamba®. These brands are complimented by our premium private label products sold to blue chip retailers across the United States which offer additional sell-through opportunities for our branded products. Our products are sold in a variety of channels, including grocery, natural, mass merchandisers, drug, club, value, vending, food service, and convenience stores and are distributed through Company-owned and satellite warehouses, direct store delivery, distribution centers and other facilities.

        Successful track record of acquiring and integrating businesses.    We have recently completed several strategic acquisitions, including Radar Farms, a grower and harvester of berries, in May 2007; Willamette Valley Fruit Company, a berry processing provider, in May 2013; and Fresh Frozen Foods, a packager and marketer of frozen vegetables, in November 2013. We have a well-defined strategy for identifying, evaluating and integrating acquisitions that we believe differentiates us from many of our competitors. We believe that our proven acquisition capabilities will allow us to participate successfully in the ongoing consolidation trend among healthy/natural and indulgent specialty food product manufacturers.

        Seasoned management team with backgrounds at global consumer packaged goods companies.    The top four members of our management team and four recent additions to our Board of Directors have on average over twenty-five years of experience in the global consumer packaged goods industry. The senior management team has a demonstrated track record of delivering strong net revenues, profitability, and stock price growth. They are recognized leaders in their respective areas of expertise, as well as highly trained and educated professionals. Their collective experience with leading consumer packaged goods organizations has enabled us to deliver strong performance.

Strategy

        We intend to grow our business profitably through the following strategic initiatives:

        Develop, Acquire or License Innovative Healthy/Natural and Indulgent Specialty Snack Food Brands.    A significant element of our business strategy is to develop, acquire or license new innovative healthy/natural and indulgent specialty snack food brands that provide a strategic fit with our existing business and that have strong national brand recognition in order to expand, complement and diversify our existing business.

        Broaden Distribution of Existing Brands.    We plan to increase distribution and the market share of our existing branded products through selected trade activity in various existing or new markets and channels. Marketing efforts may include, among other things, trade advertising and promotional programs with distributors and retailers, in-store advertisements, in-store displays and limited consumer advertising, public relations and coupon programs. We believe growth opportunities exist to increase the distribution of our Boulder Canyon®, Fresh Frozen™ and Radar Farms products in grocery stores, which have all-commodity volumes, or ACVs, in such stores of less than 30% for Boulder Canyon®, less than 20% for Fresh Frozen™ and less than 20% for Radar Farms, our Boulder Canyon® and Fresh FrozenTM products in mass merchandise stores, our Boulder Canyon® and Radar Farms products in club stores, and our Boulder Canyon® products in natural, drug and convenience stores. Our Boulder Canyon® products have an ACV of approximately 77% in natural food stores.

        Broaden Distribution of Private Label.    We plan to increase distribution of our private label products to existing and new customers. This will help leverage our infrastructure and capacity and is expected to improve profit margins as there are no related advertising and promotional costs. Our manufacturing and distribution of private label products enhances our ability to partner with key retailers.

        Develop New Products for Existing Brands.    We plan to continue our innovation activities to identify and develop (i) new line extensions for our brands, such as new flavors or products, and (ii) new food segments in which to expand the presence of our brands.

        Leverage Infrastructure and Capacity.    Our Bluffton, Indiana, Goodyear, Arizona, Lynden, Washington, Salem, Oregon, Jefferson, Georgia, and Thomasville, Georgia facilities operated at approximately 60%, 90%, 70%, 33%, 75% and 65% of their respective manufacturing capacities as of August 2014. We intend to continue to expand our branded product lines, as well as secure new manufacturing opportunities in private label and co-packing arrangements. In addition, we plan to continue capital investment in our plants and improve operating efficiencies.

        Pursue Selective Licenses and Acquisitions.    We continue to evaluate acquisition opportunities where we can use our competencies in operations, sales, marketing and distribution in order to drive revenue and profit growth.

        Improve Profit Margins.    We plan to increase our profit margins through increased long-term revenue growth, improved operating efficiencies, higher margin new products and high-growth product categories. For example, we believe the following margin improvement initiatives are important elements of our strategy: rationalization of unprofitable customer accounts, improved product mix and channel flow, expanded sales growth, improved operating efficiencies and leverage and higher margin new product introductions. We believe that improved profit margins are possible with the achievement of the business strategies discussed above.

  Manufacturing

        Our Company-owned manufacturing facility in Bluffton, Indiana produces snack products utilizing a sheeting and frying process with three fryer lines that can produce up to approximately 9,000 pounds per hour and two extruded lines capable of producing up to 4,000 pounds per hour. Previously introduced production capabilities at our Bluffton, Indiana facility allow us to use existing equipment to make additional snacks, including pellet snacks, which are entirely different in appearance and taste from our other product lines. We believe this technology will help expand our product lines and facilitate growth. In 2013, we installed additional packaging capacity to meet increasing demand on branded, licensed and contract manufacturing opportunities. In 2014, we installed additional extrusion capacity to service this growing business segment We also produce snack products for customers under private label and co-packing agreements. Our Indiana facility is operating at approximately 40% of sheeted processing capacity and 60% of extruded capacity as of August 2014.

        Our Company-owned manufacturing facility in Goodyear, Arizona has the capacity to produce up to approximately 4,600 pounds of potato chips per hour, including 2,500 pounds of batch-fried potato chips per hour and 2,100 pounds of continuous-fried potato chips per hour. Poore Brothers®, Bob's Texas Style®, Boulder Canyon® Natural Foods, co-packing and private label branded potato chips are produced in a variety of flavors utilizing a batch-frying process. While conventional continuous line cooking methods may produce higher production volume, we believe that our batch-frying process is superior and produces premium potato chip products with enhanced crispness and distinctive flavor. Our Arizona facility is operating at approximately 90% of packaging capacity as of August 2014.

        Our Company-owned Rader Farms farming facility in Lynden, Washington has the capacity to grow up to eight million pounds of raspberries and blueberries per year. Rader Farms grows, processes and markets premium berry blends, raspberries, blueberries, and rhubarb and purchases marionberries, cherries, cranberries, strawberries and other fruits from a select network of fruit growers for resale. The fruit is processed and packaged for sale and distribution nationally to wholesale customers under the Rader Farms® brand, as well as through store brands. We also use third-party processors for certain products. Our individually quick frozen, or IQF, processing facilities located at the same location have the capacity to apply the IQF process to 55 million pounds of berries annually. In 2013, we invested in new processing equipment to more effectively and efficiently cool the fruit after being harvested, thereby increasing quality. Additionally, we added a packaging line to increase capacity. In 2014, additional IQF processing equipment was added for further capacity. Our Washington processing facility is operating at approximately 70% of packaging capacity as of August 2014.

        In May 2013, we acquired the berry processing business of Willamette Valley Fruit Company. Willamette Valley Fruit Company has two plants in Salem, Oregon. Both plants occupy leased facilities and process and package marionberries, other blackberries, blueberries, strawberries, cranberries, rhubarb, other fruits and vegetables for industrial customers, as well as contract manufacturing and private label brands. The processing facility has four IQF lines capable of freezing 35,000 pounds per hour of fruit during peak production. As this plant is seasonal with the fruit harvests, it operates at approximately 100% of capacity in the peak production months of June through September and at approximately 20% of capacity the remainder of the year. The packaging plant has the ability to package up to approximately 19 million pounds annually and is operating at 33% of capacity as of August 2014.

        In November 2013, we acquired Fresh Frozen Foods. Fresh Frozen Foods has two plants located in Jefferson, Georgia and Thomasville, Georgia which process and package IQF vegetables, breads and other items sold under the Fresh FrozenTM brand. The plant in Jefferson operates as a packaging facility capable of packaging approximately 80 million pounds of products annually. This plant is operated at approximately 75% of capacity as of August 2014. The Thomasville facility is a processing facility which has one IQF line capable of producing approximately 50 million pounds of IQF carrots, peas, potatoes, onions and other vegetables and fruits annually. This plant is operated at approximately 65% of capacity as of August 2014.

  Marketing and Distribution

        We conduct our marketing efforts through three principal sets of activities: (i) consumer marketing in print, outdoor, digital and social media; (ii) consumer incentives such as coupons; and (iii) trade promotions to support price features, displays and other merchandising of our products by our customers.

        Our products are sold through a number of channels, including: grocery, natural, mass merchandisers, drug, club, value, vending, food service, convenience store, industrial and international. Our products are distributed through Company-owned and satellite warehouses, direct store delivery, distribution centers and other facilities.

  Suppliers

        The principal raw materials we utilize are potatoes, potato flakes, potato starch, corn, oils, seasonings, berries and vegetables. We believe that the raw materials we need to produce our products are readily available from numerous suppliers on commercially reasonable terms. Potatoes, potato flakes and corn are widely available year-round, although they are subject to seasonal price fluctuations. We use a variety of oils and seasonings in the production of our snack products and believe that alternative sources for such oils and seasonings, as well as alternative oils and seasonings, are readily abundant and available. We may lock in prices for raw materials, such as oils, as we deem appropriate. We freeze an average of 40% of our total annual berry requirements and 35% of our total annual vegetable requirements in our own processing facilities, and augment that production by purchasing additional frozen berries and vegetables to meet customer demand. We purchase both fresh berries and vegetables from local farmers and already frozen berries and vegetables for our repackaging business, and we purchase yogurt in cube form from a third-party company for use in our at home smoothie kits. We use packaging materials in our snack and frozen business.

        We choose our suppliers based primarily on price, quality, availability and service. Although we believe that our required products and ingredients are readily available, and that our business success is not dependent on any single supplier, the failure of certain suppliers to meet our performance specifications, quality standards or delivery schedules could have a material adverse effect on our business and results of operations. In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect our operations. In such circumstances, alternative ingredients may not be available when needed or, if available, on terms acceptable to the Company.

  Customers

        Costco accounted for 35%, 35% and 30% of the Company's 2013, 2012 and 2011 net revenues, respectively. With the addition of our Willamette Valley Fruit Company and Fresh Frozen Foods businesses, Costco accounted for 27% of consolidated 2013 pro forma net revenues (see Note 2 to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K/A for the year ended December 28, 2013). The remainder of our revenues were derived from sales to customers, grocery chains, club stores, regional distributors and other manufacturers, none of which individually accounted for more than 10% of our net revenues in 2013. A decision by any of our major customers to cease or substantially reduce their purchases could have a material adverse effect on our business.

        The majority of our revenues are attributable to external customers in the United States. We do sell to Canadian and international customers as well, however, the revenues attributable to these customers are immaterial. All of our assets are located in the United States.

  Competition

        Our snack products generally compete against other snack foods, including potato chips, tortilla chips, popcorn, cheese snacks and other specialty snack brands. The snack food industry is large and highly competitive and is dominated by large food companies, including Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., The Kellogg Company, ConAgra Foods, Inc., Diamond Foods, Inc., General Mills, Inc. and Snyder's-Lance, Inc. These companies possess substantially greater financial, production, marketing, distribution and other resources than us, and their brands are more widely recognized than our products. Numerous other companies that are actual or potential competitors offer products similar to ours, and some of these have greater financial and other resources (including more employees and more extensive facilities) than us. In addition, many competitors offer a wider range of products than we offer. Local or regional markets often have significant smaller competitors, many of whom offer products similar to ours. Expansion of our operations into new markets has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by us in our existing markets. In addition, such competitors may challenge our position in our existing markets. While we believe that we have innovative products and methods of operation that will enable us to compete successfully, no assurance can be given that we will be able to do so when faced with such competition.

        Our frozen berry products generally compete against other packaged berries on the basis of quality and price. Key competitors include Townsend Farms, Inc., Sunopta Inc., Cascadia Farm of Small Planet Foods, Inc., Wyman's of Maine and Dole Food Company, Inc. Obtaining freezer space at supermarkets and club stores is critical to successfully compete with other berry products, as supermarkets and club stores will frequently only carry one brand of frozen berry products, contrasted to snack products where multiple brands are typically carried.

        Our frozen vegetable products generally compete against other packaged vegetables on the basis of quality and price. Key competitors include the Birds Eye Frozen division of Pinnacle Foods, Inc., General Mills, Inc., The Pictsweet Company and Hanover Foods Corp. Obtaining freezer space at supermarkets and club stores is critical to successfully compete with other vegetable products, as supermarkets and club stores will frequently only carry a few brands of frozen vegetable products.

        Our smoothie kits generally compete against other packaged smoothie kits on the basis of quality and price. Key competitors include Yoplait® of General Mills, Inc., Dole Food company, Inc. smoothies and a number of smaller brands. Obtaining freezer space at grocery, mass merchandiser and club stores is critical to successfully compete with other smoothie products, as grocery, mass merchandisers and club stores will frequently only carry two to three brands of frozen smoothie products, contrasted to snack products where multiple brands are typically carried.

        The principal competitive factors affecting the markets of our products include product quality and taste, brand awareness among consumers, access to shelf or freezer space, price, advertising and promotion, varieties offered, nutritional content, product packaging and package design. We compete in our markets principally on the basis of product quality and taste. Frozen products are produced at our Lynden, Washington; Salem, Oregon and Thomasville, Georgia facilities utilizing IQF technology, which we do not have exclusive rights for. Products produced at our Bluffton, Indiana facility involve the use of unique technology including sheeted dough and pellet snacks. We do not have exclusive rights for this technology. The taste and quality of the products we produce at our Goodyear, Arizona facility are largely attributable to two elements of our manufacturing process: batch-frying and distinctive seasonings to produce a variety of flavors. We do not have exclusive rights to the use of either element. Consequently, competitors may incorporate such elements into their own processes.

  Government Regulation

        The manufacture, labeling and distribution of our products are subject to the rules and regulations of a variety of federal, state and other governmental agencies. There can be no assurance that new laws or regulations will not be passed that could require us to alter the taste or composition of our products or impose other obligations on us. New or increased government regulation of the food industry, including, but not limited to, laws or regulations related to food safety, chemical composition, production processes, traceability, product quality, packaging, labeling and product recalls, could adversely impact our results of operations by increasing production costs, or restricting our methods of operation and distribution. Such changes could also affect sales of our products and have a material adverse effect on us. These regulations may address food industry or society factors, such as obesity, nutritional and environmental concerns and diet trends. In addition to laws relating to food products, our operations are governed by laws relating to environmental matters, workplace safety and worker health. We believe that we presently comply in all material respects with such laws and regulations.

  Employees

        As of September 3, 2014, we had 1,298 total employees. There are 1,171 employees in manufacturing and distribution, composed of 696 full-time, 602 part-time, and 121 temporary positions. The number of part-time employees as of September 3, 2014 increased from 56 part-time employees as of December 28, 2013 due to temporary workers hired during the harvest season. There are 51 employees in sales and marketing, and 76 in administration and finance. Our employees are not represented by any collective bargaining organization, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

  Patents, Trademarks and Licenses

        We own the following trademarks in the United States: Boulder Canyon®, Canyon Cut®, Rader Farms®, Poore Brothers®, Intensely Different®, Texas Style®, Tato Skins®, O'Boisies®, Pizzarias®, Braids®, Willamette Valley Fruit Company™ and Fresh Frozen™. We consider our trademarks to be of significant importance in our business. We are not aware of any circumstances that would have a material adverse effect on our ability to use our trademarks.

        From time to time, we enter into licenses with owners of distinctive brands to produce branded snack food products. These licenses may require us to make royalty payments on sales and to achieve certain minimum sales levels by certain dates during the contract term. Any termination of any of our license agreements, whether at the expiration of their term or prior thereto, could have a material adverse effect on our financial condition and results of operations.

        In 2000, we launched our T.G.I. Friday's® brand snack products under a license agreement with T.G.I. Friday's, which expires in December 2019. In July 2009, we entered into a license agreement with Jamba Juice, which expires in 2035, and, in 2010, launched a line of Jamba® branded blend-and-serve smoothie kits. In January 2011, we entered into a license agreement with Nathan's Famous Corporation, which expires in 2031, and launched a line of Crunchy Crinkle Fries. In June 2012, we entered into a license agreement with Vidalia Brands, Inc. to launch a line of onion flavored snacks, which expires in 2019. In November 2012, we entered into a license agreement with Seattle's Best Coffee LLC, and created a line of blend-and-serve frozen coffee drink kits with an initial term expiring in November 2017, which automatically extends for a five-year period upon meeting certain minimum sales targets.

        We produce T.G.I. Friday's® brand snack products, Tato Skins® brand potato crisps and Boulder Canyon® Natural Foods Rice and Bean, Hummus Chips, Garden Select Vegetable Crisps and Ancient Grains utilizing a sheeting and frying process that includes technology that we license from a third party. Pursuant to such license agreement, we have a royalty-bearing license to use the technology in the United States, Canada and Mexico until such time as the parties mutually agree to terminate the license agreement. Even though the patents for this technology expired in December 2006, in consideration for the use of this technology, we are required to make royalty payments on sales of products manufactured utilizing the technology until such termination date. However, should products substantially similar to Tato Skins®, O'Boisies® and Pizzarias® become available for any reason in the marketplace by any manufacturer other than us which results in a sales decline of 10% or more, any royalty obligation for the respective products shall cease.

  Seasonality

        The food products industry is seasonal. Consumers tend to purchase our snack products at higher levels during the major summer holidays and also at times surrounding major sporting events throughout the year. Additionally, smoothie sales tend to peak during the warmer summer months. Our industrial berry business at Willamette Valley Fruit Company is generally slower during the first quarter of the year. Additionally, we may face seasonal price increases for raw materials.

  Research and Development

        We incur research and development costs to support growth through the introduction of new products and the improvement in quality of existing products. We recorded $0.3 million, $0.2 million and $0.3 million in fiscal years 2013, 2012 and 2011, respectively, for research and development costs.

  Legal Proceedings

        We are periodically a party to various lawsuits arising in the ordinary course of business. Management believes that the resolution of any such lawsuits, individually and in the aggregate, will not have a material adverse effect on our financial position or results of operations.

        Under our license agreement with Jamba Juice, we are obligated and have agreed to indemnify and defend Jamba Juice in the two matters identified below, and Jamba Juice has tendered defense of these matters to us.

        In March 2012, we learned that Jamba Juice was named as a defendant in a putative class action filed in the Federal Court for the North District of California and captioned Anderson v. Jamba Juice Company (the "Anderson Matter"). The plaintiff purported to represent a class of individuals who purchased make-at-home smoothie kits from Jamba Juice, and alleged that such smoothie kits contain unnaturally processed, synthetic and/or non-natural ingredients and that use of the words "All Natural" on the labels of these smoothie kits was unfair and fraudulent and violated various false advertising and unfair competition laws. The Anderson Matter is one of a number of "all natural" lawsuits recently brought against various food manufacturers and distributors in California. In an amended complaint, the plaintiff also alleged violations of the federal Magnuson-Moss Warranty Act, but the court dismissed those claims in August 2012. In a second amended complaint filed in September 2012, we were added as a defendant. Pursuant to the parties' stipulation, on September 3, 2013 the court dismissed the Anderson Matter.

        On June 28, 2013, a class action complaint against Jamba Juice and the Company, captioned Lilly v. Jamba Juice Company et al (the "Lilly Matter"), was filed in the Federal Court for the Northern District of California and makes nearly identical allegations as those made in the Anderson Matter, except that the complaint also alleges that the smoothie kits contain two additional allegedly non-natural ingredients. The plaintiffs in this new action are represented by the same counsel that represented the plaintiff in the Anderson Matter. While we currently believe the "all natural" statement on the smoothie kits are not misleading and in full compliance with FDA guidelines, we are investigating the claims asserted in the Lilly Matter, and intend to vigorously defend against them. On September 17, 2013, we filed a motion to dismiss, seeking to dismiss plaintiffs' claims as to gelatin and the Orange Dream Machine smoothie kit. Our motion was denied in November 2013. On February 3, 2014, the plaintiffs filed a motion to certify a class of all persons in California who bought certain Jamba Juice smoothie kits. The parties held a mediation on March 31, 2014. Although the parties did not reach an agreement, settlement discussions continue. Counsel for the Company and Jamba Juice deposed both plaintiffs on May 6, 2014. The Company and Jamba Juice filed their response to the plaintiffs' motion on June 30, 2014, and oral argument was held on August 21, 2014. The court will hold a case management conference after it has issued a class certification order.

        On February 13, 2014, the Company was sued in two putative class actions filed by Vanessa Montantes alleging that it recorded telephone calls made to its consumer affairs telephone number without obtaining consent to recording as allegedly required by California law. One of the actions was filed in California State Court and captioned Vanessa Montantes v. Inventure Foods, Inc. doing business as Boulder Canyon Natural Foods, Superior Court for the State of California for the County of Los Angeles Case No. BC536218. This state court action was dismissed by the plaintiff within a few days of its original filing date. The other action was filed in Federal Court and captioned Vanessa Montantes v. Inventure Foods d/b/a Boulder Canyon Natural Foods, United States District Court for the Central District of California Case No. CV14-1128 MWF (RZx). The Company filed a motion to dismiss the complaint on April 21, 2014, which was denied on June 9, 2014. The Company also demanded indemnity from EMS, Inc., the independent contractor that answered the consumer affairs calls, but EMS, Inc. has not agreed to indemnify the Company. On July 15, 2014, plaintiff filed a First Amended Complaint adding EMS, Inc. as a defendant. On August 1, 2014, the Company filed an answer to the First Amended Complaint.

SELLING STOCKHOLDER

        The following information supplements the information set forth under the caption "Selling Stockholders" in the accompanying prospectus to reflect the 3,594,518 shares of our common stock being offered by the selling stockholder in this offering and the grant by the selling stockholder to the underwriters of an option for a period of 30 days from the date of this prospectus supplement to purchase up to 539,177 additional shares of our common stock. The information is based on information provided by the selling stockholder to us and is as of the date of this prospectus supplement. The percentage of shares beneficially owned by the selling stockholder is based on 19,531,994 shares of our common stock outstanding as of August 28, 2014.

        The following table sets forth the number of shares of common stock owned by the selling stockholder prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholder in this offering, the number of shares of common stock to be owned by the selling stockholder after completion of the offering and the percentage of common stock to be owned by the selling stockholder after giving effect to the completion of the offering as of the date hereof. The beneficial ownership of our common stock by the selling stockholder set forth in the table is determined as of August 28, 2014 in accordance with Rule 13d-3 under the Exchange Act.

				Assuming the Underwriters' Option to Purchase Is Not Exercised(1)(2)		Assuming the Underwriters' Option to Purchase Is Exercised in Full(1)(2)
	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering				Shares Offered Pursuant to the Underwriters' Option to Purchase
Name of Selling Stockholder			Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering		Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Capital Foods, LLC(3)	4,133,695	21.2%	3,594,518	539,177	2.8%	539,177	0	0%

(1)
The percentage of shares beneficially owned is based on 19,531,994 shares of common stock outstanding as of August 28, 2014.

(2)
We have assumed all shares of common stock offered by the selling stockholder under this prospectus supplement have been sold and that no additional shares have been acquired by the selling stockholder.

(3)
The total number of shares owned is based on the Schedule 13D/A filed by Capital Foods, LLC with the SEC on March 13, 2014, disclosing sole voting power with respect to 4,133,695 shares and sole dispositive power with respect to 4,133,695 shares. Larry R. Polhill is a manager of Capital Foods, LLC, and served as a member of our board of directors from July 2004 to September 2013, as chairman of our board of directors from February 2006 to May 2010 and from May to September 2013, and as a member of our compensation committee from May 2010 to September 2013. Pursuant to a settlement reached with the SEC that does not relate to the Company, Mr. Polhill is barred from acting as a director or officer of any public company.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NASDAQ Global Select Market, under the symbol "SNAK." The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market during 2014 and the NASDAQ Global Market during 2013 and 2012:

	High	Low
For the year ending December 27, 2014:
First Quarter	$14.50	$11.14
Second Quarter	$14.49	$11.28
Third Quarter (through September 11, 2014)	$13.05	$10.10
For the year ended December 28, 2013:
First Quarter	$7.85	$6.49
Second Quarter	$8.36	$7.11
Third Quarter	$10.63	$8.41
Fourth Quarter	$13.53	$10.33
For the year ending December 29, 2012:
First Quarter	$4.96	$3.69
Second Quarter	$6.67	$5.01
Third Quarter	$7.66	$5.69
Fourth Quarter	$6.60	$5.72

        On September 11, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $12.98 per share. As of March 7, 2014, we had 170 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a general discussion of U.S. federal income tax considerations generally applicable with respect to the ownership and disposition of our common stock applicable to non-U.S. Holders. For the purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, other than:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Internal Revenue Code of 1986, as amended, or the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as a partner in a partnership holding shares of our common stock should consult their own tax advisors.

        This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No opinion of counsel has been obtained, and we do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to any of the tax considerations described below. There can be no assurance that the IRS will not challenge one or more of the tax considerations described below.

        This discussion only addresses beneficial owners of our common stock, and it is assumed for purposes of this discussion that Non-U.S. Holders hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder's particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), controlled foreign corporations, passive foreign investment companies, and former citizens or former long-term residents of the United States). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as U.S. federal estate tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holder should consult with their own tax advisors regarding the possible application of these taxes.

        This summary is for general information only and is not intended to constitute a complete description of all tax consequences relating to the ownership and disposition of our common stock. Holders of our common stock should consult with their own tax advisors regarding the tax consequences to them (including the application and effect of other U.S. federal tax laws and any state, local, non-U.S. income and other tax laws) of the ownership and disposition of our common stock.

Dividends

        Although we do not anticipate that we will pay any dividends on our common stock, if dividends are paid to Non-U.S. Holders, such dividends, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will be subject to U.S. federal income tax withholding at a rate of 30% (or lower rate provided by an applicable income tax treaty). To obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder generally will be required to provide us or our paying agent with a properly completed IRS Form W-8BEN (or other applicable form) certifying the Non-U.S. Holder's entitlement to benefits under that treaty. In certain cases, additional requirements may need to be satisfied to avoid the imposition of U.S. withholding tax. See "—FATCA" below for further details.

        Because it will generally not be known, at the time a Non-U.S. Holder receives any distribution, whether the distribution will be paid out of our current or accumulated earnings and profits, we expect that a withholding agent will deduct and withhold U.S. tax at the applicable rate on all distributions that you receive on our common stock. If it is later determined that a distribution was not a dividend in whole or in part, you may be entitled to claim a refund of the U.S. federal income tax withheld with respect to that portion of the distribution, provided that the required information is timely furnished to the IRS. To the extent distributions exceed our current and accumulated earnings and profits, the distribution will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder's tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See "—Gain on Disposition of our Common Stock" below.

        If the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to such Non-U.S. Holder's permanent establishment), withholding should not apply, so long as the appropriate certifications are made by such Non-U.S. Holder. See "—Effectively Connected Income" below for additional information on the U.S. federal income tax considerations applicable with respect to such effectively connected dividends.

Gain on Disposition of our Common Stock

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the conduct, by such Non-U.S. Holder, of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to such Non-U.S. Holder's permanent establishment), in which case the gain will be subject to tax in the manner described below under "—Effectively Connected Income;"

  •
  the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the gain (generally reduced by any U.S.- source capital losses) will be subject to 30% (or a lower applicable treaty rate) tax; or

  •
  we are, or have been, a "United States real property holding corporation," or USRPHC, for U.S. federal income tax purposes, at any time during the shorter of the five-year period preceding such disposition and the Non-U.S. Holder's holding period in our common stock; provided, that so long as our common stock is regularly traded on an established securities market, a Non-U.S. Holder generally would be subject to taxation with respect to a taxable disposition of our common stock, only if at any time during that five- year or shorter period it owned more than 5%, directly, or indirectly by attribution, of our common stock.

        We believe that we are not currently and will not become a USRPHC during the relevant period described in the third bullet point above. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we are not, or will not become, a USRPHC in the future. If we were treated as a USRPHC during the relevant period described in the third bullet point above, any taxable gains recognized by a Non-U.S. Holder on the sale or other taxable disposition of our common stock would be subject to tax as if the gain were effectively connected with the conduct of the Non-U.S. Holder's trade or business in the United States (unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder did not hold more than 5% of our common stock as described in the third bullet point above) except the branch profits tax would not apply. See "—Effectively Connected Income." In addition, if our common stock ceases to be traded on an established securities market the transferee of our common stock would generally be required to withhold tax, under U.S. federal income tax laws, in an amount equal to 10% of the amount realized by the Non-U.S. Holder on the sale or other taxable disposition of our common stock. The rules regarding U.S. real property interests are complex, and Non-U.S. Holders are urged to consult with their own tax advisors on the application of these rules based on their particular circumstances.

Effectively Connected Income

        If a dividend received on our common stock, or gain from a sale or other taxable disposition of our common stock, is treated as effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States, such Non-U.S. Holder will generally be exempt from withholding tax on any such dividend and any gain realized on such a disposition, provided such Non-U.S. Holder complies with certain certification requirements (generally on IRS Form W-8ECI). Instead, such Non-U.S. Holder will generally be subject to U.S. federal income tax on a net income basis on any such gains or dividends in the same manner as if such holder were a U.S. person (as defined in the Code) unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a branch profits tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on such holder's earnings and profits for the taxable year that are effectively connected with such holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to such holder's U.S. permanent establishment), subject to adjustments.

Information Reporting and Backup Withholding

        Generally, we must report to our Non-U.S. Holders and the IRS the amount of dividends paid during each calendar year, if any, and the amount of any tax withheld. These information reporting requirements apply even if no withholding is required (e.g., because the distributions are effectively connected with the Non-U.S. Holder's conduct of a United States trade or business, or withholding is eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

        Backup withholding generally will not apply to distributions payable to a Non-U.S. Holder on shares of our common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person (as defined in the Code) that is not an exempt recipient.

        Payments on the sale or other taxable disposition of our common stock made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for U.S. federal income tax purposes: a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the Non-U.S. Holder is not a U.S. person (as defined in the Code) and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption.

        Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied by the Non-U.S. Holder to the IRS.

FATCA

        Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale or other disposition of any stock of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). An inter-governmental agreement between the United States and an applicable foreign country, or future regulations or other guidance, may modify these requirements. Administrative guidance from the IRS defers this withholding obligation until January 1, 2017 for gross proceeds from dispositions of U.S. common stock. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

        Under the terms and subject to the conditions to be set forth in an underwriting agreement, dated as of September 11, 2014, by and among us, the selling stockholder and William Blair & Company, L.L.C., acting as representative for the underwriters named below, the selling stockholder agreed to sell to the underwriters, and the underwriters have agreed to purchase from the selling stockholder, the following respective number of shares common stock:

Underwriter	Number of Shares
William Blair & Company, L.L.C.	2,606,026
Canaccord Genuity Inc.	629,041
Roth Capital Partners, LLC	359,451
Total	3,594,518

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares subject to their acceptance of the shares from the selling stockholder and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

        The selling stockholder has granted the underwriters an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of 539,177 additional shares at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement and as indicated below. The selling stockholder will be obligated to sell these shares to the underwriters to the extent the option is exercised.

Commission and Expenses

        The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.4433 per share. After the offering, the public offering price and the concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by the selling stockholder as set forth on the cover page of this prospectus supplement.

        The following table shows the per share and total underwriting discounts and commissions that the selling stockholder will pay to the underwriters and the proceeds the selling stockholder will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	PER SHARE	TOTAL WITHOUT OVER-ALLOTMENT EXERCISE	TOTAL WITH OVER-ALLOTMENT EXERCISE
Public offering price	$12.8500	$46,189,556	$53,117,981
Underwriting discounts and commissions	$0.7388	$2,655,630	$3,053,974
Proceeds to the selling stockholder, before expenses	$12.1112	$43,533,926	$50,064,007

        We have also agreed to reimburse the underwriters for certain of their expenses in connection with the this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts and commissions, will be approximately $350,000, which includes legal costs and various selling stockholder and other fees.

No Sales of Similar Securities

        We have agreed with the underwriters, subject to specified exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise.

        The selling stockholder, our directors and certain executive officers have agreed, subject to certain exceptions, with the underwriters not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any common stock or any securities convertible into or exchangeable or exercisable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. The lock-up agreements do not prohibit our directors or executive officers from transferring shares of our common stock for bona fide gifts or other estate and tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up agreements do not prohibit us from issuing shares of common stock to our executive officers and directors upon exercise of options or vesting and settlement of restricted share units outstanding on the date of this prospectus supplement.

        These restrictions will apply through and including the date that is 90 days after the date of this prospectus supplement; provided, however, that such 90 day restricted period is subject to extension if (i) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the restricted period.

        The underwriters may at their discretion and at any time or from time to time before the termination of the 90-day restricted period, without public notice, release all or any portion of the securities subject to lock up agreements. There are no existing agreements between the underwriters and us, providing consent to the sale of shares prior to the expiration of the lock up period.

NASDAQ Global Select Market Listing

        Our common stock is listed on NASDAQ Global Select Market under the symbol "SNAK".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, New York 11219.

Price Stabilization and Short Positions

        Until the distribution of the common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock.

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase shares of our common stock in the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters may close out any short position by purchasing shares of our common stock in the open market or exercising their option to purchase additional shares. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriters may also engage in "stabilizing bids," which are bids for or the purchase of shares of our common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of our common stock.

        The underwriters' purchases to cover short sales, as well as other purchases by the underwriters for their own account, and stabilizing bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

        In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

        Neither we, the selling stockholder nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholder nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short position in such securities and instruments.

Selling Restrictions

Canada

The shares of common stock may be sold only to purchasers purchasing as principal that are both "accredited investors" as defined in National Instrument 45-106 Prospectus and Registration Exemptions and "permitted clients" as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. Latham & Watkins LLP, Chicago, Illinois is representing the underwriters in this offering.

EXPERTS

        Our consolidated balance sheets as of December 28, 2013 and December 29, 2012, the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 28, 2013, and the effectiveness of Inventure Foods, Inc.'s internal control over financial reporting as of December 28, 2013 have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

        The balance sheets of Fresh Frozen Foods, LLC, as of December 31, 2012 and 2011, and the related statements of income, changes in members' equity, and cash flows for the years then ended have been incorporated by reference herein in reliance upon the report of Nichols, Cauley & Associates, LLC, an independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC on March 13, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on March 14, 2014;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 29, 2014, filed with the SEC on May 6, 2014, and June 28, 2014, filed with the SEC on August 5, 2014;

  •
  Our Current Report on Form 8-K/A filed with the SEC on January 24, 2014 and Current Reports on Form 8-K filed with the SEC on April 21, 2014, May 16, 2014, June 2, 2014 and September 5, 2014;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2014, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2013; and

  •
  The description of our common stock, par value $0.01 per share, included under the caption "Description of Securities" in the Prospectus forming a part of Amendment No. 3 to the Company's Registration Statement on Form SB-2, filed with the SEC on December 5, 1996 (File No. 333-5594-LA), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A/A, filed pursuant to Section 12 of the Exchange Act, on December 10, 1996 (File No. 001-14556).

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

        Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

        Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person, including any beneficial owners, to whom a prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to:

Inventure Foods, Inc.
5415 East High Street, Suite #350
Phoenix, Arizona 85054
(623) 932-6200
Attention: Secretary

        These documents are also available on the Investor Relations section of our website, which is located at http://www.inventurefoods.com, or as described under "Where You Can Find Additional Information" above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock and Debt Securities,

5,000,000 Shares of Common Stock Offered by the Selling Stockholders

        We may from time to time offer to sell common stock, preferred stock, or debt securities, in one or more transactions, with a maximum aggregate offering price of $100,000,000. In addition, the selling stockholders to be named in a prospectus supplement, or transferees, pledgees, donees or other successors of the selling stockholders, may sell up to an aggregate of 5,000,000 shares of our common stock, from time to time under this prospectus and any prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The selling stockholders may offer the common stock in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "SNAK." On August 25, 2014, the closing price of our common stock was $11.87 per share.

        Investing in these securities involves risks. See "Risk Factors" included in our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. You should also review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2014.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this registration statement, we may sell up to a total of $100,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings and the selling stockholders may, from time to time, sell up to an aggregate of 5,000,000 shares of common stock in one or more offerings.

        The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

  •
  common stock;

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  preferred stock; and

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  debt securities.

        In addition, the selling stockholders may offer and sell shares of our common stock pursuant to this prospectus.

        This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of securities. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

        The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms "Inventure," "Company," "we," "us," and "our" as used in this prospectus refer to Inventure Foods, Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

 FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words "may," "will," "believe," "expect," "anticipate," "intend," "future," "plan," "estimate," "potential" and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the "Risk Factors" section included in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 28, 2013, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:

  •
  the market price of our common stock has been and may continue to be volatile and you may lose all or a part of your investment in our securities;

  •
  our acquisition strategy may not be successful or we may not be successful in integrating acquisitions;

  •
  changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation;

  •
  our operations and financial condition may be negatively impacted by general economic conditions or economic downturns;

  •
  we may not be successful in implementing our business strategy or expanding our business and, even if successful, may incur substantial costs;

  •
  we may require additional financing that may not be available on terms attractive to us and, even if financing is available, it may have dilutive and other adverse effects on our stockholders;

  •
  we are required to maintain certain ongoing financial covenants under our credit facility, and, if we fail to meet those covenants or otherwise default, our lender may accelerate the payment of such indebtedness;

  •
  we may incur losses and costs as a result of product recalls or liability claims;

  •
  concerns with the safety and quality of our food products and ingredients could negatively impact our brand image and profitability;

  •
  a significant portion of our revenues is derived from one product and one customer, the loss of which could have a material adverse effect on our business, financial condition and results of operation;

  •
  we depend on a license agreement for the right to sell our T.G.I. Friday's® branded products; our Jamba® branded products; our Seattle's Best Coffee® branded products; our Nathan's Famous branded projects; and our Vidalia branded product;

  •
  our business may be adversely affected by an oversupply of snack and frozen products at the wholesale and retail levels and seasonal fluctuations;

  •
  we may incur substantial costs to market our products and may not be able to successfully respond to shifting customer preferences;

  •
  the loss of certain key employees and the inability to successfully compete in our highly competitive industry could adversely affect our business;

  •
  the unavailability of purchased berries and vegetables at reasonable prices could adversely affect our operations;

  •
  we do not own the patents for the technology we use to manufacture certain T.G.I. Friday's®, Boulder Canyon® and Tato Skins® brand products, as well as certain private label branded products;

  •
  we are subject to risks that affect the agricultural industry generally, including changes in weather conditions and natural disasters;

  •
  a disruption in the performance of our suppliers could have an adverse effect on our operations;

  •
  we may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business;

  •
  a significant amount of our common stock is controlled by a small number of stockholders whose interests may conflict with those of our other stockholders;

  •
  provisions of Delaware law and our charter and bylaws may delay or prevent transactions that would benefit shareholders; and

  •
  the issuance of any preferred stock as authorized by our Certificate of Incorporation could adversely affect the rights of holders of common stock.

        You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

THE COMPANY

        We are a leading marketer and manufacturer of healthy/natural and indulgent specialty snack food brands with headquarters in Phoenix, Arizona and plants in Arizona, Georgia, Indiana, Oregon and Washington. We specialize in two primary product categories: (i) healthy/natural food products and (ii) indulgent specialty snack products. Our products in the healthy/natural food category include Rader Farms® frozen berries, Boulder Canyon® Natural Foods brand kettle cooked potato chips, Willamette Valley Fruit Company™ frozen fruit and vegetables, Fresh Frozen™ frozen vegetables and fruit, Jamba® branded blend-and-serve smoothie kits under license from Jamba Juice Company, Seattle's Best Coffee® Frozen Coffee Blends branded blend-and-serve frozen coffee beverage under license from Seattle's Best Coffee, LLC and private label frozen fruit and healthy/natural snacks. Our products in the indulgent specialty snack food category include T.G.I. Friday's® brand snacks under license from T.G.I. Friday's Inc., Nathan's Famous® brand snack products under license from Nathan's Famous Corporation, Vidalia® brand snack products under license from Vidalia Brands, Inc., Poore Brothers® kettle cooked potato chips, Bob's Texas Style® kettle cooked chips, and Tato Skins® brand potato snacks. We also manufacture private label snacks for certain grocery retail chains and co-pack products for other snack and cereal manufacturers. Our common stock is traded on The NASDAQ Global Select Market under the symbol "SNAK." Our principal executive office is located at 5415 East High Street, Suite 350, Phoenix, Arizona 85054 and the phone number for that office is (623) 932-6200.

        We maintain a website at www.inventurefoods.com, on which we will post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports under the heading "Investors" as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also routinely post important information about the Company on our website under the heading "Investors." We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. You may read and copy any materials we file with the SEC at the Securities and Exchange Commission Public Reference Room at 100 F Street NE Washington, DC 20549. The SEC also maintains a website that contains our reports and other information at www.sec.gov.

RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 28, 2013, filed with the SEC on March 14, 2014, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	(in thousands except ratio data)
		Fiscal Year Ended
	Six-Months Ended June 28, 2014	December 28, 2013	December 29, 2012	December 31, 2011	December 25, 2010	December 26, 2009
Earnings(1):
Income before taxes	$6,343	$9,978	$11,681	$4,325	$6,476	$6,197
Fixed charges	1,254	872	764	885	881	879
Amortization of capitalized interest	—	—	—	—	—	—
Distributed income of equity investees	—	—	—	—	—	—
Interest capitalized	—	—	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	—	—	—	—	—	—
Noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges	—	—	—	—	—	—

Total Earnings:	$7,597	$10,850	$12,445	$5,210	$7,357	$7,076
Fixed Charges(2):
Interest expensed and capitalized	$1,187	$734	$740	$859	$861	$859
Amortized premiums, discounts and capitalized expenses related to indebtedness	67	138	24	26	20	20
Interest portion of rental expense	—	—	—	—	—	—

Total fixed charges:	$1,254	$872	$764	$885	$881	$879

Ratio of earnings to fixed charges	6.06	12.44	16.29	5.89	8.35	8.05

(1)
"Earnings" is calculated by adding (a) pre-tax income from continuing operations; (b) fixed charges (excluding capitalized interest); and (c) amortization of capitalized interest.

(2)
"Fixed Charges" means the sum of the following: (a) interest expensed and capitalized (excluding interest expense related to uncertain tax positions), (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

        For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

DIVIDEND POLICY

        We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors. Our board's ability to declare a dividend is subject to limits imposed by our debt agreements and Delaware corporate law. In determining whether to declare dividends, the board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized share capital consists of 50,000,000 shares of common stock, $0.01 par value, and 50,000 shares of preferred stock, $100.00 par value. As of August 1, 2014, there were 19,528,802 shares of common stock outstanding and no shares of preferred stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

        The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in Amendment No. 3 to our Registration Statement on Form SB-2, filed with the SEC on December 5, 1996 (File No. 333-5594-LA), as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A/A, filed with the SEC on December 10, 1996 (File No. 001-14556), including all amendments or reports filed for the purpose of updating such descriptions, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Stock

        All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders. Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock. Our common stock does not have cumulative voting rights. We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future. None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, we are authorized to issue 50,000 shares of preferred stock, par value $100.00 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company. Our preferred stock may be issued from time to time and our board of directors shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock. As of August 1, 2014, we do not have any outstanding shares of preferred stock.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus. This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

  •
  the title and stated value;

  •
  the number of shares being offered;

  •
  the liquidation preference per share;

  •
  the purchase price per share;

  •
  the currency for which the shares may be purchased;

  •
  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock or other securities of ours, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the preferred stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock, the shares will be fully paid and non-assessable.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of the Company. These provisions, among other things:

  •
  authorize our board of directors to set the terms of preferred stock;

  •
  restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock; and

  •
  authorize the calling of special meetings of stockholders only by the board of directors, not by the stockholders.

        Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Inventure Foods, Inc.

        The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to our senior debt securities, as described below under "Ranking—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions in this section, we may refer to the senior debt securities and the subordinated debt securities collectively as the "debt securities." The debt securities will be effectively subordinated to the creditors of our subsidiaries.

        We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as "an indenture" or, collectively, as "the indentures." The indentures will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Each indenture will be between us and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

        The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading "Where You Can Find More Information" below. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

        The terms and conditions described in this section are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

        Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

        The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

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  the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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  the amount of debt securities issued and any limit on the amount that may be issued;

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  the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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  if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

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  the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

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  the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

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  the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

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  the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

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  the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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  our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

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  whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

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  whether the debt securities will be issued in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

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  if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

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  the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

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  whether the debt securities can be converted into or exchanged for our other securities, and the related terms and conditions;

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  in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

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  any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

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  any other terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

        Except as set forth in the applicable indenture or in a supplemental indenture, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. The debt securities may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        For purposes of the descriptions in this section:

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  "subsidiary" means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

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  "significant subsidiary" means any of our subsidiaries that is a "significant subsidiary," within the meaning of Regulation S-X promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act").

Ranking

  Senior Debt Securities

        Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

  Subordination of Subordinated Debt Securities

        To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to our creditors in a liquidation or dissolution of us, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, our general creditors may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

        The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

        The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

        "Senior debt" means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

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  our other indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

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  our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

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  our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

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  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company's consolidated financial statements;

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  reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations;

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  obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

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  reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations;

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  all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

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  deferrals, renewals or extensions of any of the indebtedness or obligations described above.

        However, "senior debt" excludes:

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  any indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

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  any indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and

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  unless expressly provided in the terms thereof, any of our other indebtedness to its subsidiaries.

        As used above, the term "purchase money obligations" means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in the subordinated indenture relating to subordinated debt securities upon the creation of additional senior debt.

        The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

  Structural Subordination

        The debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

Conversion or Exchange of Debt Securities

        The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

        We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

        From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

        Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

        If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

        Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form, and (ii) in denominations of $5,000 if the debt securities are in bearer form.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

        Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If we redeem the debt securities of any series, neither we nor any trustee will be required to:

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  issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

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  register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

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  issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

        Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

        An investor should be aware that when debt securities are issued in the form of global securities:

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  the investor cannot have debt securities registered in his or her own name;

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  the investor cannot receive physical certificates for his or her debt securities;

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  the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

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  the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

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  the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security; and

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  the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

        The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor's bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

        We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

          (1)   either:

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    we are the continuing entity, or

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    the successor entity, if other than us, formed by or resulting from any consolidation or merger, or which has received the transfer of our assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

          (2)   immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

        Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

        Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement relating to that series of debt securities.

        Unless the applicable prospectus supplement indicates otherwise, the subordinated debt indenture does not contain any other provision which restricts us from, among other things:

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  incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

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  paying dividends or making other distributions on our capital stock; or

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  purchasing or redeeming our capital stock; or

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  creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

  Events of Default

        The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

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  failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

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  failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

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  default in making any sinking fund payment (if any) when due, for any debt security of the series;

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  default in the performance or breach of any of our other covenants or warranties contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

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  specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property; and

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  any other event of default provided with respect to a particular series of debt securities.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case of specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

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  we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

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  all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

  Waiver

        Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

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  in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

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  in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

  Notice

        Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

        The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

        Subject to the trustee's duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

        Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

  Modification of the Indentures

        Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

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  except as described in the applicable prospectus supplement relating to such debt security:

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  extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

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  reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

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  extend the time of payment of interest on any debt security or any additional amounts,

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  change any of the conversion, exchange or redemption provisions of any debt security,

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  change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

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  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms, and

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  in the case of subordinated debt securities, modify the ranking or priority of the securities,

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  reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

  •
  modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

        The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by us with specific covenants in the indenture.

        We and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

  •
  to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

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  to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

  •
  to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

        In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

  •
  the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

  •
  the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

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  debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

  Discharge

        We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

  Defeasance and Covenant Defeasance

        If the provisions of the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

  •
  defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

  •
  covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities, in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

        A trust will only be permitted to be established if, among other things:

  •
  we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

  •
  no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

  •
  the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

  •
  certain other provisions set forth in the applicable indenture are met; and

  •
  we will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.

        In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Regarding the Trustees

        We will designate the trustee under the senior and subordinated debt indentures in the applicable prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

        There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

        The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

  •
  investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

        We are registering 5,000,000 shares of common stock to permit the stockholders to be named in a prospectus supplement, and their transferees, pledgees, donees or successors, to resell the shares in the manner contemplated under "Plan of Distribution." Certain shares of common stock included in this prospectus for resale by the selling stockholders were initially acquired in connection with our acquisition of Wabash Foods, LLC in October 1999, pursuant to which we issued shares of common stock and warrants, which were subsequently exercised, to the former owners of Wabash Foods, LLC as consideration for all of the membership interests in Wabash Foods, LLC. The remaining shares of common stock that may be offered by the selling stockholders were acquired pursuant to equity awards and open market purchases since January 1, 2010. Information about the selling stockholders will be set forth in an applicable prospectus supplement. The initial purchasers of these securities, as well as their transferees, pledgees, donees or successors, all of whom are referred to herein as "selling stockholders," may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement.

        An applicable prospectus supplement will set forth the name of each selling stockholder, the nature of any position, office, or other material relationship which any selling stockholder has had within the past three years with us or any of our predecessors or affiliates, if any, the amount of our common stock owned by each selling stockholder prior to the offering, the amount of our common stock which may be offered for each selling stockholder's account, and the amount and (if one percent or more) the percentage of our common stock to be owned by each selling stockholder after completion of the offering.

        The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares of our common stock which may be offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by the selling stockholders (which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer):

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded, in the over-the-counter market, or otherwise, on a continuous or delayed basis. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each sale. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. The selling stockholders and any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such selling stockholders, dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable by us or the selling stockholders to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, the selling stockholders, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or the selling stockholders may directly solicit offers to purchase the securities and we or the selling stockholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification by us or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        The selling stockholders may also sell shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

        In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares, short and deliver the shares to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may see such securities. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which may be resold thereafter under this prospectus and an accompanying prospectus supplement if the shares are delivered by the selling stockholders. The selling stockholders may not satisfy their obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement.

        The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares and, if the selling stockholders default in the performance of their secured obligation, the pledges or secured parties may offer and sell the shares from time to time under this prospectus and an accompanying prospectus supplement.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        Other than our common stock, which is listed on The NASDAQ Global Select Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Select Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered hereby will be passed upon by DLA Piper LLP (US), Phoenix, Arizona, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Our consolidated balance sheets as of December 28, 2013 and December 29, 2012, the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 28, 2013, and the effectiveness of Inventure Foods, Inc.'s internal control over financial reporting as of December 28, 2013 have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing. The balance sheets of Fresh Frozen Foods, LLC, as of December 31, 2012 and 2011, and the related statements of income, changes in members' equity, and cash flows for the years then ended have been incorporated by reference herein in reliance upon the report of Nichols, Cauley & Associates, LLC, an independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Inventure Foods, Inc.
5415 East High Street, Suite #350
Phoenix, Arizona 85054
(623) 932-6200
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

        This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC on March 13, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on March 14, 2014;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 29, 2014, filed with the SEC on May 6, 2014, and June 28, 2014, filed with the SEC on August 5, 2014;

  •
  our Current Report on Form 8-K/A filed with the SEC on January 24, 2014 and Current Reports on Form 8-K filed with the SEC on April 21, 2014, May 16, 2014 and June 2, 2014;

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2014, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2013; and

  •
  The description of our common stock, par value $0.01 per share, included under the caption "Description of Securities" in the Prospectus forming a part of Amendment No. 3 to the Company's Registration Statement on Form SB-2, filed with the SEC on December 5, 1996 (File No. 333-5594-LA), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A/A, filed pursuant to Section 12 of the Exchange Act, on December 10, 1996 (File No. 001-14556).

3,594,518 Shares

Common Stock

Prospectus Supplement
September 11, 2014

Sole Book-Running Manager

William Blair

Lead Manager

Canaccord Genuity

Co-Manager

Roth Capital Partners